Filed pursuant to Rule 433(d)
Registration Statement No. 333-131637

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-884-2071.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

PRELIMINARY TERM SHEET

Renaissance Mortgage Acceptance Corp. 2007-1 Home Equity Loan Asset-Backed Notes, Series 2007-1 $802,633,000 Offered Notes (Approximate)

Delta Funding Corporation (Originator) Renaissance REIT Investment Corp. (Seller) Renaissance Mortgage Acceptance Corp. (Depositor)

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Structure Overview

To 10% Optional Termination
Offered Notes
Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
AV-1	$ 34,000,000	Senior / Sequential	Floating	1.00	1 - 27	June 2009	April 2037	AAA/Aaa
AV-2	$ 13,336,000	Senior / Sequential	Floating	3.00	27 - 47	Feb 2011	April 2037	AAA/Aaa
AV-3	$ 17,664,000	Senior / Sequential	Floating	6.26	47 - 103	Oct 2015	April 2037	AAA/Aaa
AF-1	$298,019,000	Senior / Sequential	Fixed	1.00	1 - 22	Jan 2009	April 2037	AAA/Aaa
AF-2	$ 53,347,000	Senior / Sequential	Fixed	2.00	22 - 26	May 2009	April 2037	AAA/Aaa
AF-3	$170,514,000	Senior / Sequential	Fixed	3.00	26 - 53	Aug 2011	April 2037	AAA/Aaa
AF-4	$ 41,476,000	Senior / Sequential	Fixed	Not Marketed Hereby			April 2037	AAA/Aaa
AF-5	$ 74,541,000	Senior / Sequential	Fixed				April 2037	AAA/Aaa
AF-6	$ 70,877,000	Senior / NAS	Fixed	6.55	38 - 103	Oct 2015	April 2037	AAA/Aaa
M-1	$ 29,925,000	Subordinate	Fixed	5.70	38 - 103	Oct 2015	April 2037	AA+/Aa1
M-2	$ 27,550,000	Subordinate	Fixed	5.70	37 - 103	Oct 2015	April 2037	AA/Aa2
M-3	$ 16,625,000	Subordinate	Fixed	5.69	37 - 103	Oct 2015	April 2037	AA-/Aa3
M-4	$ 15,675,000	Subordinate	Fixed	5.69	37 - 103	Oct 2015	April 2037	A+/A1
M-5	$ 13,300,000	Subordinate	Fixed	5.69	37 - 103	Oct 2015	April 2037	A/A2
M-6	$ 12,351,000	Subordinate	Fixed	5.69	37 - 103	Oct 2015	April 2037	A-/A3
M-7	$ 10,450,000	Subordinate	Fixed	5.69	37 - 103	Oct 2015	April 2037	BBB+/Baa1
M-8	$ 9,500,000	Subordinate	Fixed	5.69	37 - 103	Oct 2015	April 2037	BBB/Baa2
M-9	$ 9,500,000	Subordinate	Fixed	5.69	37 - 103	Oct 2015	April 2037	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR

Fixed Rate Mortgage Loans	23% HEP

(1)	Note sizes are subject to a variance of +/- 10%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed.
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Structure Overview - Offered Notes

To Maturity
Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Expected Final Maturity(3)	Stated Final Maturity(4)	Expected Ratings (S&P/Moody’s)
Offered Notes
AV-1	$ 34,000,000	Senior / Sequential	Floating	1.00	1 - 27	June 2009	April 2037	AAA/Aaa
AV-2	$ 13,336,000	Senior / Sequential	Floating	3.00	27 - 47	Feb 2011	April 2037	AAA/Aaa
AV-3	$ 17,664,000	Senior / Sequential	Floating	6.84	47 - 223	Oct 2025	April 2037	AAA/Aaa
AF-1	$298,019,000	Senior / Sequential	Fixed	1.00	1 - 22	Jan 2009	April 2037	AAA/Aaa
AF-2	$ 53,347,000	Senior / Sequential	Fixed	2.00	22 - 26	May 2009	April 2037	AAA/Aaa
AF-3	$170,514,000	Senior / Sequential	Fixed	3.00	26 - 53	Aug 2011	April 2037	AAA/Aaa
AF-4	$ 41,476,000	Senior / Sequential	Fixed	Not Marketed Hereby			April 2037	AAA/Aaa
AF-5	$ 74,541,000	Senior / Sequential	Fixed				April 2037	AAA/Aaa
AF-6	$ 70,877,000	Senior / NAS	Fixed	6.70	38 - 220	July 2025	April 2037	AAA/Aaa
M-1	$ 29,925,000	Subordinate	Fixed	6.28	38 - 185	Aug 2022	April 2037	AA+/Aa1
M-2	$ 27,550,000	Subordinate	Fixed	6.26	37 - 177	Dec 2021	April 2037	AA/Aa2
M-3	$ 16,625,000	Subordinate	Fixed	6.23	37 - 169	Apr 2021	April 2037	AA-/Aa3
M-4	$ 15,675,000	Subordinate	Fixed	6.21	37 - 163	Oct 2020	April 2037	A+/A1
M-5	$ 13,300,000	Subordinate	Fixed	6.18	37 - 156	Mar 2020	April 2037	A/A2
M-6	$ 12,351,000	Subordinate	Fixed	6.14	37 - 149	Aug 2019	April 2037	A-/A3
M-7	$ 10,450,000	Subordinate	Fixed	6.09	37 - 142	Jan 2019	April 2037	BBB+/Baa1
M-8	$ 9,500,000	Subordinate	Fixed	6.03	37 - 134	May 2018	April 2037	BBB/Baa2
M-9	$ 9,500,000	Subordinate	Fixed	5.93	37 - 126	Sept 2017	April 2037	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR

Fixed Rate Mortgage Loans	23% HEP

(1)	Note sizes are subject to a variance of +/- 10%.
(2)	Note sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Transaction Summary

Transaction:	Renaissance Home Equity Loan Asset-Backed Notes, Series 2007-1.

Offered Notes:
The “Class A Notes” or “Senior Notes” will consist of the Class AV-1, Class AV-2, Class AV-3, Class AF-1 Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes. The “Subordinate Notes” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Notes. The Senior Notes and the Subordinate Notes are collectively referred to herein as the “Offered Notes.”

Group I Notes:	The “Group I Notes” will consist of the Class AV-1, Class AV-2 and Class AV-3 Notes.

Group II Notes:	The “Group II Notes” will consist of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Notes.

Floating Rate Notes:	The “Floating Rate Notes” will consist of the Group I Notes.

Fixed Rate Notes:	The “Fixed Rate Notes” will consist of the Group II Notes and Subordinate Notes.

Issuer:	Renaissance Home Equity Loan Trust 2007-1.

Originator:	Delta Funding Corporation.

Seller:	Renaissance REIT Investment Corp.

Servicer:	Ocwen Loan Servicing, LLC.

Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.

Indenture Trustee:	HSBC Bank USA, National Association.

Swap Counterparty:	[TBD]

Servicing Fee:
With respect to each Payment Date, the Servicer will be entitled to a fee equal to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans (the “Servicing Fee”), plus any reimbursable amounts.

Master Servicing Fee:
With respect to each Payment Date, the Master Servicer will be entitled to a fee equal to 1/12 of [0.0105]% of the aggregate principal balance of the Mortgage Loans (the “Master Servicing Fee”). The fees of the Indenture Trustee and the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

Co-Lead Underwriters:	Citigroup Global Markets Inc. and Banc of America Securities LLC.

Co-Manager:	J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc. and Deutsche Bank Securities, Inc.

Pricing Date:	Week of March 5, 2007.

Settlement Date:	On or about March 29, 2007.

Record Date:
For the Floating Rate Notes, the Business Day immediately preceding the Payment Date. For the Fixed Rate Notes, the last business day of the month preceding the month in which such Payment Date occurs.

Payment Date:	For the Offered Notes, the 25th of each month, or the next succeeding Business Day (First Payment Date: April 25, 2007).

Transaction Summary

Cut-Off Date:	For each Mortgage Loan in the mortgage pool on the Closing Date, the later of (i) the origination date of the Mortgage Loan or (ii) March 1, 2007.

Interest Accrual Period:
The interest accrual period with respect to the Floating Rate Notes for a given Payment Date will be the period beginning on the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).
The interest accrual period for the Fixed Rate Notes with respect to any Payment Date will be the calendar month preceding such Payment Date (based on a 360-day year consisting of twelve 30-day months).

Accrued Interest:
The Floating Rate Notes will settle with no accrued interest. The Fixed Rate Notes will settle with accrued interest. The price to be paid by investors for the Fixed Rate Notes will include accrued interest from March 1, 2007, up to, but not including, the Settlement Date.

Delay Days:	0 days on the Floating Rate Notes. 24 days on the Fixed Rate Notes.

Rating Agencies:	Standard and Poor’s Rating Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).

Expected Ratings:	It is anticipated that the Offered Notes will be rated as follows:

Class	S&P	Moody’s
AV-1	AAA	Aaa
AV-2	AAA	Aaa
AV-3	AAA	Aaa
AF-1	AAA	Aaa
AF-2	AAA	Aaa
AF-3	AAA	Aaa
AF-4	AAA	Aaa
AF-5	AAA	Aaa
AF-6	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

Transaction Summary

Initial and Additional Mortgage Loans:
As of March 1, 2007, the aggregate scheduled principal balance of the mortgage loans described herein will be approximately $760,661,438, consisting of approximately (i) $707,016,755 of fixed-rate Mortgage Loans (the “Initial Fixed-Rate Mortgage Loans”) and (ii) approximately $53,644,683 of adjustable-rate Mortgage Loans (the “Initial Adjustable-Rate Mortgage Loans,” and together with the Initial Fixed-Rate Mortgage Loans, the “Initial Mortgage Loans”). See attached collateral descriptions for more information.

On or prior to the Closing Date, approximately $189,338,562 of additional mortgage loans having similar characteristics to the Initial Mortgage Loans will be added to the trust, consisting of (i) approximately $177,983,245 of additional fixed-rate Mortgage Loans (the “Additional Fixed-Rate Mortgage Loans”) and (ii) approximately $11,355,317 of additional adjustable-rate Mortgage Loans (the “Additional Adjustable-Rate Mortgage Loans,” and together with the Additional Fixed-Rate Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Closing Date Mortgage Loans.”

Clearing:	DTC, Euroclear or Clearstream.
SMMEA Eligibility:	The Offered Notes will NOT constitute “mortgage related securities” for purposes of SMMEA.
ERISA Eligibility:	The Offered Notes are expected to be ERISA eligible, provided that the Offered Notes must be purchased in minimum denominations of $100,000 per class.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.
Tax Status:	It is anticipated that for federal income tax purposes the Offered Notes will be characterized as debt instruments.

Transaction Summary

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee and (ii) the Master Servicing Fee.
Note Rate:
The monthly Note Rate for the Group I Notes on each Payment Date is the least of (i) the applicable formula rate, (ii) 14.00% and (iii) the related Available Funds Rate.

The formula rate for the Floating Rate Notes will be 1-Month LIBOR plus a margin which will be set at pricing.

The monthly Note Rate for the Fixed Rate Notes will be the fixed rate determined at the time of pricing.

After the Optional Redemption Date, if the Seller fails to exercise its right to redeem the Notes, the coupons on any then outstanding Notes will increase according to the following:

Class	After Optional Redemption Date
Class AV-1	LIBOR + 2 * Initial Margin
Class AV-2	LIBOR + 2 * Initial Margin
Class AV-3	LIBOR + 2 * Initial Margin
Class AF-1	Initial Coupon + [0.50]%
Class AF-2	Initial Coupon + [0.50]%
Class AF-3	Initial Coupon + [0.50]%
Class AF-4	Initial Coupon + [0.50]%
Class AF-5	Initial Coupon + [0.50]%
Class AF-6	Initial Coupon + [0.50]%
Class M-1	Initial Coupon + [0.50]%
Class M-2	Initial Coupon + [0.50]%
Class M-3	Initial Coupon + [0.50]%
Class M-4	Initial Coupon + [0.50]%
Class M-5	Initial Coupon + [0.50]%
Class M-6	Initial Coupon + [0.50]%
Class M-7	Initial Coupon + [0.50]%
Class M-8	Initial Coupon + [0.50]%
Class M-9	Initial Coupon + [0.50]%

Group I Available Funds Rate:
As to any Payment Date and the Group I Notes, a rate per annum (adjusted for the actual number of days in the related Interest Accrual Period) equal to the product of (x) a fraction, expressed as a percentage, the numerator of which is the amount of interest received on the Group I Mortgage Loans during the related Due Period minus (i) the Servicing Fee and Master Servicing Fee with respect to each Group I Mortgage Loan and any other amounts reimbursable to the Seller, Depositor, Servicer, Master Servicer, Securities Administrator, Owner Trustee or Indenture Trustee and (ii) an amount equal to any net swap payment or swap termination payment, if any, payable by the Trust (other than swap termination payments resulting from a Swap Counterparty trigger event), and the denominator of which is the aggregate Note Balance of the Group I Notes immediately prior to such Payment Date, and (y) 12.

Transaction Summary

Basis Risk Shortfall Amount:
The “Basis Risk Shortfall Amount” for any Payment Date and applicable Class of Notes is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class without regard to the related Available Funds Rate over (b) the amount of interest accrued on such Class based on the related Available Funds Rate and (ii) the unpaid portion of any related Basis Risk Shortfall Amount from the prior Payment Date together with accrued interest at the related Note Rate (without regard to the Available Funds Rate). Any Basis Risk Shortfall Amount will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Credit Enhancement:
Credit Enhancement for the Notes will be provided by:

➢  Excess Interest

➢  Overcollateralization

➢  Subordination
Class A Notes are senior to the Subordinate Notes; Subordinate Notes with a higher numerical designation are subordinate to those Subordinate Notes with a lower numerical designation

➢  Net swap payments received from the Swap Counterparty (if any).

Credit Enhancement Percentages:

Class	Rating	Initial Credit Enhancement	Target Credit Enhancement
Class A	AAA/Aaa	18.55%	37.10%
Class M-1	AA+/Aa1	15.40%	30.80%
Class M-2	AA/Aa2	12.50%	25.00%
Class M-3	AA-/Aa3	10.75%	21.50%
Class M-4	A+/A1	9.10%	18.20%
Class M-5	A/A2	7.70%	15.40%
Class M-6	A-/A3	6.40%	12.80%
Class M-7	BBB+/Baa1	5.30%	10.60%
Class M-8	BBB/Baa2	4.30%	8.60%
Class M-9	BBB-/Baa3	3.30%	6.60%

Transaction Summary

Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate note balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Excess Interest:
For each Payment Date, to the extent of funds available, the interest received or advanced on the Mortgage Loans plus net swap payments received under the Swap Agreement, if any, minus the sum of (i) the Servicing Fee and the Master Servicing Fee paid in respect of the Mortgage Loans, (ii) the current and unpaid interest and principal on the Class A Notes and current interest and principal on the Subordinate Notes and (iii) net swap payments due the Swap Counterparty, if any.

Overcollateralization Amount:
On any Payment Date, the “Overcollateralization Amount” will be the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate note balance of the Offered Notes after giving effect to the payment of principal on that Payment Date. On any Payment Date on which the Overcollateralization Amount does not equal the Required Overcollateralization Amount, Excess Interest, to the extent available, will be paid as principal to the Noteholders then entitled to payments of principal to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

OC Floor:	Means an amount equal to 0.50% of the aggregate principal balance of the Closing Date Mortgage Loans as of the related Cut-off Date.

Required Overcollateralization Amount:
On any Payment Date on which a Cumulative Loss Event or a Delinquency Event has not occurred, the Required Overcollateralization Amount is equal to:

(i)  prior to the Stepdown Date, 3.30% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date; or

(ii)  on or after the Stepdown Date, the greater of:

(a) the lesser of:

i.  3.30% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date; and

ii.  6.60% of the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period; or

(b) the OC Floor.

On any Payment Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Payment Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (i) the Required Overcollateralization Amount as of the preceding Payment Date and (ii) 13.20% of the aggregate pool balance of the Mortgage Loans as of the end of the related Due Period. Under no circumstance shall the Required Overcollateralization Amount be less than the OC Floor.

Transaction Summary

Subordination Required Overcollateralization Amount:
On any Payment Date on or after the Stepdown Date on which a Delinquency Event is not in effect, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount determined without regard to the OC Floor minimum, otherwise, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount.

Delinquency Event:
A “Delinquency Event” shall have occurred and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that are (a) 60+ days delinquent (including those mortgage loans that are in bankruptcy or foreclosure) or (b) REO properties, as of the last day of the related prepayment period, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period exceeds (ii) [42.27]% of the Senior Enhancement Percentage.

Cumulative Loss Event:
A Cumulative Loss Event will be in effect if cumulative net losses as a percentage of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date exceed the applicable percentages below during the related period of time:

Payment Dates 25-36:     [1.05]% for the first month plus an additional 1/12th of [1.35]% for each month thereafter.
Payment Dates 37-48:     [2.40]% for the first month plus an additional 1/12th of [1.60]% for each month thereafter.
Payment Dates 49-60:     [4.00]% for the first month plus an additional 1/12th of [1.35]% for each month thereafter.
Payment Dates 61-72:     [5.35]% for the first month plus an additional 1/12th of [0.95]% for each month thereafter.
Payment Dates 73-84:     [6.30]% for the first month plus an additional 1/12th of [0.25]% for each month thereafter.
Payment Dates 85 and
Thereafter:                        [6.55]%

Trigger Event:	The continuance of either a Delinquency Event or a Cumulative Loss Event.

Stepdown Date:
The earlier to occur of

(i)   the first Payment Date after the Payment Date on which the aggregate note balance of the Class A Notes has been reduced to zero and

(ii)  the later to occur of

(x)   the Payment Date occurring in April 2010 and

(y)   the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 37.10%.

Transaction Summary

Subordination Increase Amount:	As to any Payment Date, the lesser of the Subordination Deficiency and Excess Interest.

Subordination Deficiency:
As to any Payment Date, the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount after giving effect to the payment of principal from the Mortgage Loans (but prior to the payment of any Subordination Increase Amount).

Excess Overcollateralization Amount:
As to any Payment Date, the lesser of (i) the principal payments received on the Mortgage Loans and (ii) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount (assuming 100% of the principal payments received on the Mortgage Loans are paid to the Offered Notes).

Delinquency Advances:
For any month, if the Servicer receives a payment on a Mortgage Loan that is less than the full scheduled payment, or if no payment is received at all, the Servicer will advance its own funds to cover that shortfall. However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (a) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of that Mortgage Loan, (b) the costs of any judicial proceedings, including foreclosures and (c) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems such costs to be recoverable. The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Due Period:
With respect to each Payment Date, the period from and including the second day of the month preceding the month of the applicable Payment Date to and including the first day of the month of that Payment Date.

Prepayment Period:
As to any Payment Date and any principal prepayment in full received on a mortgage loan, the period from the 16th day of the calendar month preceding the month in which that Payment Date occurs (or in the case of the first Payment Date, from the Cut-off Date) through the 15th day of the month in which that Payment Date occurs. As to any Payment Date and any principal prepayment in part received on a mortgage loan, the calendar month preceding that Payment Date.

Compensating Interest:
With respect to any Payment Date, the Servicer is obligated to offset any Prepayment Interest Shortfalls with Compensating Interest to the extent of its aggregate Servicing Fee. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer.

Prepayment Interest Shortfalls:	With respect to any Payment Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the related Prepayment Period.

Allocation of Losses:
Losses not covered by other available credit enhancement will be allocated to the Subordinate Notes in the reverse order of payment priority, first, to the Class M-9 Notes, second, to the Class M-8 Notes, third, to the Class M-7 Notes, fourth, to the Class M-6 Notes, fifth, to the Class M-5 Notes, sixth, to the Class M-4 Notes, seventh, to the Class M-3 Notes, eighth, to the Class M-2 Notes and ninth, to the Class M-1 Notes.

Transaction Summary

Swap Agreement:
On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date from the first Distribution Date through the 36th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to the product of (x) [4.95%] divided by 12 (except for the first period which assumes 26 days) and, (y) the swap notional amount, and the Trust will be entitled to receive from the Swap Counterparty an amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the swap agreement), (y) the swap notional amount , and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. Only the net amount of the two obligations above will be paid by the appropriate party. To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to noteholders will be applied to make such payment. Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event. To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be used according to the priorities set forth under Priority of Payments.

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to noteholders.

 Swap Schedule

Distribution Date	Scheduled Notional Swap Balance ($)	Distribution Date	Scheduled Notional Swap Balance ($)
1	65,000,000.00	20	27,138,725.08
2	62,082,179.17	21	25,918,141.72
3	59,295,078.20	22	24,752,326.71
4	56,632,850.25	23	23,638,943.34
5	54,089,909.74	24	22,575,864.50
6	51,660,920.49	25	21,560,730.29
7	49,340,784.78	26	13,325,393.10
8	47,124,632.59	27	12,725,892.33
9	45,007,811.52	28	12,153,297.78
10	42,985,877.03	29	11,606,404.23
11	41,054,583.09	30	11,084,060.36
12	39,209,873.52	31	10,585,166.37
13	37,447,873.32	32	10,108,671.66
14	35,764,880.70	33	9,653,572.52
15	34,157,359.27	34	9,218,910.25
16	32,621,930.77	35	8,803,932.09
17	31,155,367.84	36	8,407,917.45
18	29,754,587.46	37	0.00
19	28,416,644.40

Transaction Summary

Priority of Payments:
On each Payment Date, amounts in the payment account (excluding prepayment charges) will be paid as follows:

1.   To pay the Swap Counterparty any net swap payment owed to the Swap Counterparty, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement.

2.   To pay interest on the Class A Notes on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Payment Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued Interest Carryover Shortfall Amounts from prior Payment Dates, to pay interest to the Subordinate Notes, sequentially.

3.   To the Class A Notes, as described below, an amount up to the Senior Principal Payment Amount for the Payment Date, excluding any Subordination Increase Amount included in that amount.

4.   To the Subordinate Notes, to pay the respective Class M Principal Payment Amount, excluding any Subordination Increase Amount, sequentially, until each such class is reduced to zero.

5.   From Excess Interest, if any, to the Offered Notes, the Subordination Increase Amount for the applicable Payment Date, allocated in the order of priority set forth in clauses 3 and 4 above.

6.   From Excess Interest, if any, to pay the Interest Carryover Shortfall Amounts and Principal Carryover Shortfall Amounts, in that order, on the Subordinate Notes, sequentially.

7.   From Excess Interest, if any, to pay interest accrued on any Principal Carryover Shortfall Amounts sequentially to the Subordinate Notes.

8.   From Excess Interest, if any, to pay the Basis Risk Shortfall Amounts to the Group I Notes, on a pro rata basis.
9.   To the Class N Notes in accordance with the Indenture.

10.  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

11.  To the Owner Trust Certificates, any remaining amount.

Transaction Summary

Interest Carryover Shortfall:
As to any Class of Notes the sum of (i) the excess, if any, of the sum of (x) the interest accrued at the related Note Rate and (y) any outstanding Interest Carryover Shortfall with respect to that Class on the preceding Payment Date, over the amount in respect of interest that is actually paid to holders of such Class on the preceding Payment Date plus (ii) interest on such excess at the applicable Note Rate.

Principal Carryover Shortfall:
As to any class of Subordinate Notes and any Payment Date, the excess, if any, of (i) the sum of (x) the amount of reduction in the Class Note Balance of that class and (y) the amount of any reductions on prior Payment Dates over (ii) the amount paid on prior Payment Dates in respect of the reductions contemplated by clause (i) allocated to that Class of Notes on prior Payment Dates.

Aggregate Principal Amount:	Means, as to any Payment Date, the sum of the Basic Principal Amounts for each mortgage loan group.

Basic Principal Amount:
As to any Payment Date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in each mortgage loan group: (1) each payment of principal on a mortgage loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal, any recoveries and all full and partial principal prepayments received by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Payment Date; (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

Principal Payment Amount:
Means, with respect to any Payment Date, the lesser of (1) the aggregate class note balances of the Offered Notes immediately preceding that Payment Date and (2) the sum of (x) the Aggregate Principal Amount for that Payment Date minus the Excess Overcollateralization Amount, if any, for that Payment Date and (y) the Subordination Increase Amount, if any, for that Payment Date.

Senior Principal Payment Amount:
Means, with respect to (a) any Payment Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Payment Amount and (2) the aggregate class note balances of the Senior Notes immediately prior to that Payment Date, and (b) any other Payment Date, the lesser of (1) the Principal Payment Amount and (2) the excess, if any, of (x) the aggregate balance of the Senior Notes immediately prior to that Payment Date over (y) the lesser of (A) 69.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the Subordination Required Overcollateralization Amount for that Payment Date and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Group I Parity Amount:
Means, with respect to any Payment Date, the greater of (i) zero and (ii) the excess, if any, of (x) the Class Note Balance of the Group I Notes, immediately prior to that Payment Date over (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period.

Transaction Summary

Group I Principal Payment Amount:
Means, with respect to any Payment Date, the lesser of (A) the greatest of (1) the product of (x) the Senior Principal Payment Amount for that Payment Date and (y) a fraction, the numerator of which is the excess of (i) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period, and the denominator of which is the excess of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period, over (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, (2) the Group I Parity Amount and (3) the excess of (i) the Senior Principal Payment Amount for that Payment Date over (ii) the aggregate note balance of the Group II Notes immediately prior to that Payment Date and (B) the aggregate balance of the Group I Notes immediately prior to that Payment Date.

With respect to the Group I Notes, all principal payments will be paid sequentially as follows:

1.   To the Class AV-1 Notes, until the Note Balance has been reduced to zero.

2.   To the Class AV-2 Notes, until the Note Balance has been reduced to zero.

3.   To the Class AV-3 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group I Notes on a pro-rata basis.

Group II Principal Payment Amount:	Means, with respect to any Payment Date, the excess of (1) the Senior Principal Payment Amount for that Payment Date over (2) the Group I Principal Payment Amount for the Payment Date

With respect to the Group II Notes, all principal payments will be paid sequentially as follows:

1.   To the Class AF-6 Notes, an amount equal to Class AF-6 Lockout Payment Amount.

2.   To the Class AF-1 Notes, until the Note Balance has been reduced to zero

3.   To the Class AF-2 Notes, until the Note Balance has been reduced to zero.

4.   To the Class AF-3 Notes, until the Note Balance has been reduced to zero.

5.   To the Class AF-4 Notes, until the Note Balance has been reduced to zero.

6.   To the Class AF-5 Notes, until the Note Balance has been reduced to zero.

7.   To the Class AF-6 Notes, until the Note Balance has been reduced to zero.

Notwithstanding the foregoing, on any Payment Date on or after which the aggregate Note Balance of the Subordinate Notes has been reduced to zero, principal will be allocated to the Group II Notes on a pro-rata basis.

Class AF-6 Calculation Percentage:
For any Payment Date, the fraction, expressed as a percentage, the numerator of which is the Class Note Balance of the Class AF-6 Notes and the denominator of which is the aggregate Note Balance of the Group II Notes, in each case before giving effect to payments of principal on that Payment Date.

Class AF-6 Lockout Payment Amount:
For any Payment Date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Payment Date, (2) the Class AF-6 Calculation Percentage for that Payment Date and (3) the Group II Principal Payment Amount for that Payment Date but in no event will the Class AF-6 Lockout Payment Amount exceed (a) the outstanding class note balance of the Class AF-6 Notes, or (b) the Group II Principal Payment Amount for that Payment Date.

Class AF-6 Lockout Percentage:	For each Payment Date will be as follows:

Payment Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Transaction Summary

Class M-1 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date, and

(ii)  the note balance of the Class M-1 Notes immediately prior to the applicable Payment Date; over
(b) the lesser of:

(i)  75.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-2 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A and Class M-1 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A or Class M-1 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date, and

(iii)  the note balance of the Class M-2 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)  81.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-3 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1 and Class M-2 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1 or Class M-2 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)  85.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary

Class M-4 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2 and Class M-3 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2 or Class M-3 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)  the note balance of the Class M-4 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)  88.40% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Class M-5 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3 or Class M-4 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)  91.20% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary

Class M-6 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4 or Class M-5 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii)  the note balance of the Class M-6 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)  93.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary

Class M-7 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)  the aggregate note balance of the Class A Notes, after taking into account payment of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii)  the note balance of the Class M-7 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)  96.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary

Class M-8 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;

(ix)  the note balance of the Class M-8 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)  98.00% of the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Transaction Summary

Class M-9 Principal Payment Amount:
As to any Payment Date on or after the Stepdown Date, (x) 100% of the Principal Payment Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Notes have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 or Class M-8 Notes are outstanding and a Delinquency Event is not in effect, the excess of:

(a) the sum of:

(i)  the aggregate note balance of the Class A Notes, after taking into account Payments of the Senior Principal Payment Amount for the applicable Payment Date,

(ii)  the note balance of the Class M-1 Notes, after taking into account payment of the Class M-1 Principal Payment Amount for the applicable Payment Date,

(iii)  the note balance of the Class M-2 Notes, after taking into account payment of the Class M-2 Principal Payment Amount for the applicable Payment Date,

(iv)  the note balance of the Class M-3 Notes, after taking into account payment of the Class M-3 Principal Payment Amount for the applicable Payment Date,

(v)  the note balance of the Class M-4 Notes, after taking into account payment of the Class M-4 Principal Payment Amount for the applicable Payment Date,

(vi)  the note balance of the Class M-5 Notes after taking into account payment of the Class M-5 Principal Payment Amount for the applicable Payment Date;

(vii)  the note balance of the Class M-6 Notes after taking into account payment of the Class M-6 Principal Payment Amount for the applicable Payment Date;

(viii)  the note balance of the Class M-7 Notes after taking into account payment of the Class M-7 Principal Payment Amount for the applicable Payment Date;

(ix)  the note balance of the Class M-8 Notes after taking into account payment of the Class M-8 Principal Payment Amount for the applicable Payment Date;

(x)  the note balance of the Class M-9 Notes immediately prior to the applicable Payment Date; over

(b) the lesser of:

(i)  the balance of the Mortgage Loans as of the last day of the related due period less the Subordination Required Overcollateralization Amount for that Payment Date, and

(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period minus the OC Floor.

Optional Redemption:
The terms of the transaction allow for redemption of the Offered Notes, which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Closing Date Mortgage Loans as of the Cut-off Date.

Group I Available Funds Rate
Assumptions to Optional Termination

Period	NWC (1) (%)	NWC (1) (2) (%)	Period	NWC (1) (%)	NWC (1) (2) (%)	Period	NWC (1) (%)	NWC (1) (2) (%)
1	9.70	24.94	35	11.16	16.49	69	15.73	15.73
2	8.73	23.51	36	13.20	18.26	70	15.23	15.23
3	8.45	23.12	37	12.04	12.04	71	15.23	15.23
4	8.73	22.99	38	12.44	12.44	72	16.86	16.86
5	8.45	22.60	39	12.04	12.04	73	15.23	15.23
6	8.45	22.35	40	12.63	12.63	74	15.73	15.73
7	8.73	22.24	41	12.63	12.63	75	15.23	15.23
8	8.45	21.86	42	12.95	12.95	76	15.73	15.73
9	8.73	21.76	43	13.44	13.44	77	15.23	15.23
10	8.45	21.38	44	13.01	13.01	78	15.23	15.23
11	8.45	21.15	45	13.44	13.44	79	15.73	15.73
12	9.03	21.24	46	13.19	13.19	80	15.23	15.23
13	8.45	20.70	47	13.59	13.59	81	15.73	15.73
14	8.73	20.64	48	15.41	15.41	82	15.23	15.23
15	8.45	20.27	49	13.98	13.98	83	15.23	15.23
16	8.73	20.22	50	14.44	14.44	84	16.86	16.86
17	8.45	19.85	51	13.98	13.98	85	15.23	15.23
18	8.45	19.65	52	14.57	14.57	86	15.73	15.73
19	8.73	19.61	53	14.35	14.35	87	15.23	15.23
20	8.45	19.25	54	14.57	14.57	88	15.73	15.73
21	8.73	19.23	55	15.09	15.09	89	15.23	15.23
22	8.63	19.04	56	14.60	14.60	90	15.23	15.23
23	9.07	19.31	57	15.09	15.09	91	15.73	15.73
24	10.42	20.13	58	14.73	14.73	92	15.23	15.23
25	9.48	19.34	59	14.98	14.98	93	15.73	15.73
26	9.79	16.00	60	16.24	16.24	94	15.23	15.23
27	9.48	15.64	61	15.23	15.23	95	15.23	15.23
28	9.85	15.84	62	15.73	15.73	96	16.86	16.86
29	9.68	15.62	63	15.23	15.23	97	15.23	15.23
30	9.80	15.63	64	15.73	15.73	98	15.73	15.73
31	10.15	15.82	65	15.23	15.23	99	15.23	15.23
32	9.82	15.45	66	15.23	15.23	100	15.73	15.73
33	10.15	15.61	67	15.73	15.73	101	15.23	15.23
34	10.26	15.68	68	15.23	15.23	102	15.23	15.23
						103	15.73	15.73

(1)	Assumes 1m LIBOR and 6m LIBOR increases instantaneously to 20.00% and the cash flows are run to the Optional Termination at the pricing speed.
(2)	Includes swap money paid by the Swap Provider or owed to the Swap Provider.

EXCESS SPREAD (1,2,3)

Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	EXCESS SPREAD @ STATIC (%)(3)	EXCESS SPREAD @ FWDS (%)	Period	FWD 1 Month LIBOR (%)	FWD 6 Month LIBOR (%)	EXCESS SPREAD @ STATIC (%)(3)	EXCESS SPREAD @ FWDS (%)
1	5.32000	5.26000	2.56	2.56	53	4.90728	4.97246	2.57	2.57
2	5.36783	5.30123	2.52	2.51	54	4.91483	4.97771	2.56	2.57
3	5.31781	5.24413	2.51	2.51	55	4.92016	4.98261	2.57	2.58
4	5.27106	5.18298	2.52	2.52	56	4.92366	4.98745	2.56	2.57
5	5.22322	5.11871	2.51	2.51	57	4.92754	4.99246	2.57	2.58
6	5.16994	5.05365	2.51	2.52	58	4.93244	4.99760	2.56	2.57
7	5.10686	4.99030	2.52	2.54	59	4.93815	5.00274	2.56	2.57
8	5.03270	4.93179	2.51	2.53	60	4.94363	5.00779	2.58	2.58
9	4.95884	4.88150	2.53	2.55	61	4.94858	5.01280	2.56	2.57
10	4.89361	4.84012	2.52	2.55	62	4.95310	5.01785	2.57	2.57
11	4.84110	4.80663	2.52	2.55	63	4.95775	5.02302	2.56	2.56
12	4.79769	4.77920	2.55	2.56	64	4.96267	5.02829	2.57	2.57
13	4.76299	4.75684	2.53	2.56	65	4.96783	5.03364	2.56	2.56
14	4.73705	4.73868	2.55	2.57	66	4.97304	5.03902	2.56	2.56
15	4.71560	4.72381	2.54	2.57	67	4.97825	5.04446	2.56	2.57
16	4.69665	4.71199	2.55	2.58	68	4.98346	5.04994	2.55	2.56
17	4.67974	4.70332	2.55	2.58	69	4.98874	5.05548	2.56	2.57
18	4.66618	4.69783	2.55	2.58	70	4.99408	5.06106	2.55	2.56
19	4.65618	4.69487	2.57	2.59	71	4.99950	5.06669	2.55	2.56
20	4.64956	4.69357	2.56	2.59	72	5.00496	5.07234	2.58	2.58
21	4.64611	4.69316	2.57	2.60	73	5.01046	5.07802	2.55	2.56
22	4.64564	4.69379	2.57	2.60	74	5.01599	5.08371	2.56	2.57
23	4.64741	4.69593	2.58	2.61	75	5.02155	5.08941	2.55	2.56
24	4.64880	4.70005	2.62	2.62	76	5.02713	5.09512	2.56	2.57
25	4.64853	4.70619	2.59	2.61	77	5.03271	5.10082	2.55	2.56
26	4.64715	4.71431	2.60	2.62	78	5.03830	5.10651	2.55	2.56
27	4.64979	4.72433	2.59	2.61	79	5.04389	5.11220	2.56	2.57
28	4.65823	4.73600	2.60	2.62	80	5.04948	5.11788	2.55	2.56
29	4.67165	4.74898	2.59	2.61	81	5.05505	5.12353	2.56	2.56
30	4.68495	4.76276	2.59	2.61	82	5.06062	5.12917	2.55	2.56
31	4.69628	4.77639	2.60	2.62	83	5.06617	5.13478	2.55	2.56
32	4.70611	4.78872	2.59	2.61	84	5.07171	5.14035	2.58	2.58
33	4.71846	4.79886	2.60	2.62	85	5.07722	5.14588	2.55	2.56
34	4.73455	4.80721	2.60	2.62	86	5.08271	5.15137	2.56	2.56
35	4.75272	4.81459	2.61	2.63	87	5.08815	5.15681	2.55	2.55
36	4.76511	4.82186	2.66	2.65	88	5.09355	5.16220	2.55	2.55
37	4.76881	4.82967	2.63	2.64	89	5.09889	5.16756	2.54	2.54
38	4.76572	4.83869	2.62	2.63	90	5.10419	5.17287	2.53	2.54
39	4.76753	4.84944	2.61	2.62	91	5.10945	5.17814	2.54	2.54
40	4.77796	4.86152	2.62	2.63	92	5.11466	5.18337	2.53	2.53
41	4.79548	4.87423	2.61	2.61	93	5.11984	5.18856	2.53	2.53
42	4.81105	4.88687	2.60	2.61	94	5.12497	5.19370	2.52	2.52
43	4.82184	4.89906	2.61	2.62	95	5.13007	5.19879	2.52	2.52
44	4.82893	4.91050	2.60	2.60	96	5.13514	5.20382	2.54	2.54
45	4.83858	4.92092	2.60	2.61	97	5.14016	5.20878	2.51	2.51
46	4.85268	4.93012	2.59	2.60	98	5.14514	5.21367	2.51	2.52
47	4.86978	4.93794	2.59	2.59	99	5.15005	5.21848	2.50	2.51
48	4.88269	4.94432	2.61	2.62	100	5.15486	5.22322	2.51	2.51
49	4.88910	4.94978	2.58	2.59	101	5.15959	5.22790	2.50	2.50
50	4.89016	4.95507	2.59	2.59	102	5.16426	5.23251	2.50	2.50
51	4.89268	4.96077	2.57	2.58	103	5.16886	5.23707	2.50	2.51
52	4.89862	4.96670	2.58	2.58

(1)	Assumes the Pricing Prepayment Speed
(2)
Calculated as (a) interest collections on the collateral (net of the trustee fees and servicing fees), less total interest on the Offered Notes, less net swap money paid to the Swap Providers, divided by (b) collateral balance as of the beginning period.

(3)	Assumes1moLIBOR = 5.320%; 6moLIBOR = 5.260%.

WEIGHTED AVERAGE LIFE TABLES

Class AV-1 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	2.09	1.00	0.62	0.42
Principal Window	1 - 57	1 - 27	1 - 17	1 - 11
Principal Window End	Dec-11	Jun-09	Aug-08	Feb-08

Class AV-1 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	2.09	1.00	0.62	0.42
Principal Window	1 - 57	1 - 27	1 - 17	1 - 11
Principal Window End	Dec-11	Jun-09	Aug-08	Feb-08

Class AV-2 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.30	3.00	1.84	1.23
Principal Window	57 - 99	27 - 47	17 - 29	11 - 19
Principal Window End	Jun-15	Feb-11	Aug-09	Oct-08

Class AV-2 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.30	3.00	1.84	1.23
Principal Window	57 - 99	27 - 47	17 - 29	11 - 19
Principal Window End	Jun-15	Feb-11	Aug-09	Oct-08

Class AV-3 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	12.57	6.26	4.11	2.41
Principal Window	99 - 193	47 - 103	29 - 67	19 - 36
Principal Window End	Apr-23	Oct-15	Oct-12	Mar-10

Class AV-3 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	13.70	6.84	4.41	2.41
Principal Window	99 - 333	47 - 223	29 - 147	19 - 36
Principal Window End	Dec-34	Oct-25	Jun-19	Mar-10

WEIGHTED AVERAGE LIFE TABLES

Class AF-1 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	1.74	1.00	0.74	0.60
Principal Window	1 - 41	1 - 22	1 - 15	1 - 12
Principal Window End	Aug-10	Jan-09	Jun-08	Mar-08

Class AF-1 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	1.74	1.00	0.74	0.60
Principal Window	1 - 41	1 - 22	1 - 15	1 - 12
Principal Window End	Aug-10	Jan-09	Jun-08	Mar-08

Class AF-2 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	3.80	2.00	1.39	1.07
Principal Window	41 - 51	22 - 26	15 - 18	12 - 14
Principal Window End	Jun-11	May-09	Sep-08	May-08

Class AF-2 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	3.80	2.00	1.39	1.07
Principal Window	41 - 51	22 - 26	15 - 18	12 - 14
Principal Window End	Jun-11	May-09	Sep-08	May-08

Class AF-3 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.53	3.00	1.91	1.44
Principal Window	51 - 131	26 - 53	18 - 29	14 - 21
Principal Window End	Feb-18	Aug-11	Aug-09	Dec-08

Class AF-3 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.53	3.00	1.91	1.44
Principal Window	51 - 131	26 - 53	18 - 29	14 - 21
Principal Window End	Feb-18	Aug-11	Aug-09	Dec-08

WEIGHTED AVERAGE LIFE TABLES

Class AF-6 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	7.75	6.55	5.41	2.63
Principal Window	37 - 193	38 - 103	51 - 67	29 - 35
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-10

Class AF-6 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	7.77	6.70	6.89	2.63
Principal Window	37 - 331	38 - 220	51 - 144	29 - 35
Principal Window End	Oct-34	Jul-25	Mar-19	Feb-10

WEIGHTED AVERAGE LIFE TABLES

Class M-1 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	10.83	5.70	4.43	3.70
Principal Window	65 - 193	38 - 103	46 - 67	36 - 47
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-11

Class M-1 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.71	6.28	4.81	5.93
Principal Window	65 - 306	38 - 185	46 - 121	36 - 104
Principal Window End	Sep-32	Aug-22	Apr-17	Nov-15

Class M-2 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	10.83	5.70	4.27	3.91
Principal Window	65 - 193	37 - 103	43 - 67	47 - 47
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-11

Class M-2 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.69	6.26	4.64	5.06
Principal Window	65 - 299	37 - 177	43 - 116	54 - 82
Principal Window End	Feb-32	Dec-21	Nov-16	Jan-14

Class M-3 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	10.83	5.69	4.18	3.91
Principal Window	65 - 193	37 - 103	42 - 67	47 - 47
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-11

Class M-3 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.67	6.23	4.53	4.47
Principal Window	65 - 290	37 - 169	42 - 110	49 - 78
Principal Window End	May-31	Apr-21	May-16	Sep-13

WEIGHTED AVERAGE LIFE TABLES

Class M-4 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	10.83	5.69	4.13	3.90
Principal Window	65 - 193	37 - 103	41 - 67	46 - 47
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-11

Class M-4 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.64	6.21	4.47	4.20
Principal Window	65 - 283	37 - 163	41 - 106	46 - 75
Principal Window End	Oct-30	Oct-20	Jan-16	Jun-13

Class M-5 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	10.83	5.69	4.09	3.78
Principal Window	65 - 193	37 - 103	40 - 67	44 - 47
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-11

Class M-5 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.60	6.18	4.40	4.01
Principal Window	65 - 274	37 - 156	40 - 102	44 - 72
Principal Window End	Jan-30	Mar-20	Sep-15	Mar-13

Class M-6 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	10.83	5.69	4.07	3.66
Principal Window	65 - 193	37 - 103	39 - 67	42 - 47
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-11

Class M-6 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.54	6.14	4.35	3.87
Principal Window	65 - 265	37 - 149	39 - 97	42 - 69
Principal Window End	Apr-29	Aug-19	Apr-15	Dec-12

WEIGHTED AVERAGE LIFE TABLES

Class M-7 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	10.83	5.69	4.04	3.56
Principal Window	65 - 193	37 - 103	39 - 67	41 - 47
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-11

Class M-7 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.47	6.09	4.29	3.75
Principal Window	65 - 255	37 - 142	39 - 92	41 - 65
Principal Window End	Jun-28	Jan-19	Nov-14	Aug-12

Class M-8 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	10.83	5.69	4.02	3.50
Principal Window	65 - 193	37 - 103	38 - 67	40 - 47
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-11

Class M-8 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.37	6.03	4.23	3.66
Principal Window	65 - 243	37 - 134	38 - 87	40 - 62
Principal Window End	Jun-27	May-18	Jun-14	May-12

Class M-9 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	10.83	5.69	4.01	3.44
Principal Window	65 - 193	37 - 103	38 - 67	39 - 47
Principal Window End	Apr-23	Oct-15	Oct-12	Feb-11

Class M-9 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.22	5.93	4.15	3.55
Principal Window	65 - 230	37 - 126	38 - 81	39 - 58
Principal Window End	May-26	Sep-17	Dec-13	Jan-12

BREAK-EVEN ANALYSIS

Class	M-1	M-2	M-3	M-4	M-5
Rating (S/M)	AA+/Aa1	AA/Aa2	AA-/Aa3	A+/A1	A/A2

Loss Severity	30%	30%	30%	30%	30%
Default	31.54 CDR	24.23 CDR	20.55 CDR	17.49 CDR	15.15 CDR
WAL (yrs)	7.18	8.51	10.20	11.07	12.08
Collateral Loss	18.46%	16.04%	14.56%	13.17%	11.98%

Loss Severity	40%	40%	40%	40%	40%
Default	20.34 CDR	16.28 CDR	14.10 CDR	12.22 CDR	10.73 CDR
WAL (yrs)	8.99	10.11	11.80	12.53	13.42
Collateral Loss	19.30%	16.75%	15.20%	13.74%	12.49%

Loss Severity	50%	50%	50%	50%	50%
Default	15.00 CDR	12.25 CDR	10.73 CDR	9.39 CDR	8.31 CDR
WAL (yrs)	10.15	11.12	12.81	13.43	14.29
Collateral Loss	19.82%	17.20%	15.61%	14.10%	12.82%

Class	M-6	M-7	M-8	M-9
Rating (S/M/F)	A-/A3	BBB+/Baa1	BBB/Baa2	BBB-/Baa3

Loss Severity	30%	30%	30%	30%
Default	13.13 CDR	11.52 CDR	10.24 CDR	9.34 CDR
WAL (yrs)	12.86	13.75	14.45	14.88
Collateral Loss	10.85%	9.87%	9.04%	8.43%

Loss Severity	40%	40%	40%	40%
Default	9.42 CDR	8.35 CDR	7.48 CDR	6.88 CDR
WAL (yrs)	14.11	14.95	15.50	15.82
Collateral Loss	11.31%	10.29%	9.43%	8.80%

Loss Severity	50%	50%	50%	50%
Default	7.34 CDR	6.54 CDR	5.90 CDR	5.45 CDR
WAL (yrs)	14.87	15.62	16.23	16.51
Collateral Loss	11.60%	10.55%	9.68%	9.05%

Assumptions:
1) Run at the Pricing Speed to Maturity
2) Forward LIBOR
3) Triggers are failing
4) 12 month liquidation lag
5) "Break" is the CDR that creates the first dollar of principal loss on the related bond
6) Defaults are in addition to prepayments
7) P&I Advanced

DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS
As of March 1, 2007*

		Minimum	Maximum
Scheduled Principal Balance	$760,661,438	$24,637	$1,086,456
Average Scheduled Principal Balance	$165,902
Number of Mortgage Loans	4,585

Weighted Average Gross Coupon	8.559%	5.940%	13.940%
Weighted Average FICO Score	616	420	869
Weighted Average Combined Original LTV	75.81%	9.33%	100.00%

Weighted Average Original Term	339 months	60 months	360 months
Weighted Average Stated Remaining Term	337 months	57 months	360 months
Weighted Average Seasoning	1 months	0 months	4 months

Weighted Average Gross Margin	5.035%	2.690%	7.740%
Weighted Average Minimum Interest Rate	9.243%	6.740%	11.840%
Weighted Average Maximum Interest Rate	16.243%	13.740%	18.840%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.00%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	21 months	36 months

Maturity Date		Dec. 1, 2011	Mar. 15, 2037
Maximum Zip Code Concentration	0.77%	11207

ARM	7.05%	Full Income Verification	64.10%
Fixed Rate	92.95%	Limited Income Verification	9.65%
		Self Employed No Income Verification	20.18%
Fixed Rate	49.32%	Stated Income	6.07%
Stepped Fixed 40yr Rate Reduction	1.10%
Stepped Fixed 40Yr	38.58%	Cash Out Refinance	52.37%
Stepped Fixed 50Yr	2.88%	Debt Consolidation	34.08%
Fixed Rate IO	0.14%	Purchase	5.38%
Fixed Rate Reduction	0.94%	Rate/Term Refinance	8.17%
2-28 ARMs	2.49%
3-27 ARMs	4.54%	Single Family	80.17%
3-27 ARM IO	0.02%	Two to Four Family	14.16%
		Condominium	3.46%
Interest Only	0.16%	Mixed-Use	1.49%
Not Interest Only	99.84%	Five to Eight Family	0.73%

Prepay Penalty: None	30.50%	Non-owner	5.22%
Prepay Penalty: 12 months	26.76%	Primary	94.78%
Prepay Penalty: 18 months	0.03%
Prepay Penalty: 24 months	2.21%	Top 5 States:
Prepay Penalty: 30 months	1.74%	New York	25.78%
Prepay Penalty: 36 months	38.76%	Florida	10.67%
		New Jersey	6.63%
First Lien	97.06%	Illinois	5.64%
Second Lien	2.94%	Maryland	5.14%

* Collateral information presented in these tables is based on actual February 1, 2007 principal balances, after giving effect to all scheduled payments due March 1, 2007.

Range of Debt Ratios (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	3	$269,066.79	0.04	8.193	275	33.46	639
0.01 - 5.00	5	$743,087.61	0.10	9.493	358	58.62	629
5.01 - 10.00	17	$2,774,512.36	0.36	7.920	354	57.91	605
10.01 - 15.00	48	$7,007,703.84	0.92	8.465	338	73.55	632
15.01 - 20.00	111	$13,521,042.84	1.78	8.728	327	67.89	622
20.01 - 25.00	207	$24,475,840.70	3.22	8.646	321	70.10	619
25.01 - 30.00	317	$39,835,258.96	5.24	8.786	322	73.64	615
30.01 - 35.00	526	$83,391,004.33	10.96	8.573	332	75.54	625
35.01 - 40.00	652	$104,030,624.22	13.68	8.591	336	73.98	614
40.01 - 45.00	746	$123,630,577.61	16.25	8.610	337	76.08	617
45.01 - 50.00	1,162	$209,840,107.32	27.59	8.595	344	80.17	616
50.01 - 55.00	791	$151,142,611.11	19.87	8.361	340	73.74	608
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Range of Original Principal Balances ($)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	348	$14,930,927.13	1.96	10.063	288	63.04	610
50,000.01 - 100,000.00	1,332	$99,818,283.83	13.12	9.275	308	70.34	610
100,000.01 - 150,000.00	1,004	$125,076,455.10	16.44	8.900	327	73.27	609
150,000.01 - 200,000.00	619	$107,671,185.50	14.15	8.716	335	73.32	609
200,000.01 - 250,000.00	429	$95,812,989.85	12.60	8.509	345	74.71	616
250,000.01 - 300,000.00	272	$74,969,369.09	9.86	8.345	347	76.69	616
300,000.01 - 350,000.00	173	$56,066,806.19	7.37	8.480	350	79.85	614
350,000.01 - 400,000.00	128	$47,803,764.09	6.28	8.128	352	78.73	619
400,000.01 - 450,000.00	109	$46,445,769.64	6.11	7.811	356	80.44	625
450,000.01 - 500,000.00	75	$35,809,937.57	4.71	7.770	357	83.15	635
500,000.01 - 550,000.00	48	$25,461,953.33	3.35	7.794	357	83.49	624
550,000.01 - 600,000.00	22	$12,764,760.39	1.68	8.027	358	90.20	622
600,000.01 - 650,000.00	14	$8,763,462.54	1.15	7.568	358	86.02	652
650,000.01 - 700,000.00	4	$2,699,012.38	0.35	7.797	359	83.65	623
700,000.01 - 750,000.00	4	$2,926,701.82	0.38	8.538	313	91.26	638
750,000.01 - 800,000.00	1	$775,000.00	0.10	5.990	360	73.81	625
800,000.01 - 950,000.00	1	$825,000.00	0.11	7.440	360	75.00	681
950,000.01 - 1,050,000.00	1	$953,603.09	0.13	6.400	178	60.95	770
1,050,000.01 - 1,087,500.00	1	$1,086,456.15	0.14	6.190	359	75.00	758
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Range of Current Principal Balances (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	349	$14,980,674.26	1.97	10.064	288	63.06	609
50,000.01 - 100,000.00	1,334	$100,063,685.30	13.15	9.273	308	70.34	610
100,000.01 - 150,000.00	1,003	$125,078,739.00	16.44	8.896	327	73.25	609
150,000.01 - 200,000.00	617	$107,373,753.00	14.12	8.720	336	73.33	609
200,000.01 - 250,000.00	430	$96,062,540.73	12.63	8.504	344	74.75	616
250,000.01 - 300,000.00	272	$75,019,174.61	9.86	8.349	348	76.72	616
300,000.01 - 350,000.00	174	$56,466,267.82	7.42	8.470	349	79.74	615
350,000.01 - 400,000.00	126	$47,104,946.06	6.19	8.140	353	78.75	617
400,000.01 - 450,000.00	109	$46,445,769.64	6.11	7.811	356	80.44	625
450,000.01 - 500,000.00	75	$35,809,937.57	4.71	7.770	357	83.15	635
500,000.01 - 550,000.00	48	$25,461,953.33	3.35	7.794	357	83.49	624
550,000.01 - 600,000.00	22	$12,764,760.39	1.68	8.027	358	90.20	622
600,000.01 - 650,000.00	14	$8,763,462.54	1.15	7.568	358	86.02	652
650,000.01 - 700,000.00	4	$2,699,012.38	0.35	7.797	359	83.65	623
700,000.01 - 750,000.00	4	$2,926,701.82	0.38	8.538	313	91.26	638
750,000.01 - 800,000.00	1	$775,000.00	0.10	5.990	360	73.81	625
800,000.01 - 950,000.00	1	$825,000.00	0.11	7.440	360	75.00	681
950,000.01 - 1,050,000.00	1	$953,603.09	0.13	6.400	178	60.95	770
1,050,000.01 - 1,086,456.15	1	$1,086,456.15	0.14	6.190	359	75.00	758
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Range of Current Loan Rates (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
5.940 - 5.999	85	$19,994,882.34	2.63	5.984	319	64.79	687
6.000 - 6.499	122	$33,486,016.67	4.40	6.310	329	70.26	692
6.500 - 6.999	347	$75,697,603.57	9.95	6.842	328	70.03	660
7.000 - 7.499	302	$62,593,895.59	8.23	7.297	336	73.81	651
7.500 - 7.999	523	$103,297,058.60	13.58	7.793	332	74.84	632
8.000 - 8.499	421	$78,101,883.43	10.27	8.291	343	75.66	615
8.500 - 8.999	642	$103,810,756.18	13.65	8.800	339	79.18	607
9.000 - 9.499	499	$81,980,618.57	10.78	9.285	346	80.36	590
9.500 - 9.999	603	$90,224,458.14	11.86	9.791	340	78.94	584
10.000 - 10.499	405	$49,736,848.65	6.54	10.268	340	77.81	575
10.500 - 10.999	323	$36,871,878.83	4.85	10.748	343	76.11	562
11.000 - 11.499	161	$14,065,311.03	1.85	11.246	343	73.67	557
11.500 - 11.999	103	$8,018,930.78	1.05	11.749	333	72.69	567
12.000 - 12.499	24	$1,607,411.00	0.21	12.249	334	76.54	580
12.500 - 12.999	18	$871,821.49	0.11	12.767	327	90.12	611
13.000 - 13.499	4	$182,616.38	0.02	13.219	306	99.14	619
13.500 - 13.940	3	$119,446.44	0.02	13.718	357	87.80	586
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Range of Original Term to Stated Maturity (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
60 - 180	546	$55,434,198.78	7.29	8.021	157	68.18	664
181 - 240	204	$21,248,591.63	2.79	8.845	228	71.28	629
241 - 360	3,835	$683,978,647.28	89.92	8.594	356	76.57	611
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Range of Stated Remaining Term to Stated Maturity (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
1 - 60	8	$528,934.96	0.07	8.209	58	63.10	709
61 - 120	107	$8,684,404.36	1.14	8.169	106	67.83	668
121 - 180	431	$46,220,859.46	6.08	7.991	167	68.30	663
181 - 240	204	$21,248,591.63	2.79	8.845	228	71.28	629
241 - 300	121	$15,284,345.27	2.01	8.648	280	74.47	643
301 - 360	3,714	$668,694,302.01	87.91	8.593	357	76.62	611
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Months since Origination (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
None	551	$88,356,156.00	11.62	8.401	334	75.35	619
1	1,722	$298,099,774.22	39.19	8.442	339	76.36	620
2	1,811	$288,465,798.65	37.92	8.649	336	74.91	613
3	500	$85,546,650.75	11.25	8.826	341	77.35	606
4	1	$193,058.07	0.03	8.840	356	90.00	717
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Range of Gross Margins (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
2.690 - 2.999	2	$533,591.52	0.99	7.361	359	69.04	649
3.000 - 3.499	9	$2,031,704.62	3.79	7.362	358	71.99	636
3.500 - 3.999	23	$4,245,274.90	7.91	8.025	358	71.83	607
4.000 - 4.499	36	$7,577,664.99	14.13	8.488	357	72.15	596
4.500 - 4.999	66	$12,848,657.00	23.95	8.957	358	76.99	590
5.000 - 5.499	66	$10,883,254.31	20.29	9.490	358	78.40	584
5.500 - 5.999	61	$9,270,905.68	17.28	9.981	355	74.17	567
6.000 - 6.499	31	$3,127,816.67	5.83	10.532	358	71.87	564
6.500 - 6.999	20	$2,535,549.55	4.73	11.002	358	77.76	539
7.000 - 7.499	4	$463,232.05	0.86	11.496	358	72.98	523
7.500 - 7.740	2	$127,031.54	0.24	11.753	358	72.11	514
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Minimum Mortgage Rates (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
6.740 - 6.999	1	$143,875.78	0.27	6.740	359	80.00	769
7.000 - 7.499	8	$1,699,251.11	3.17	7.334	358	69.44	634
7.500 - 7.999	14	$2,913,948.05	5.43	7.766	358	74.28	623
8.000 - 8.499	32	$6,484,195.07	12.09	8.275	356	71.89	593
8.500 - 8.999	58	$11,921,609.47	22.22	8.781	358	78.43	598
9.000 - 9.499	60	$10,661,456.65	19.87	9.287	358	79.11	586
9.500 - 9.999	61	$9,351,791.19	17.43	9.757	355	74.33	572
10.000 - 10.499	39	$4,767,052.52	8.89	10.195	358	71.49	559
10.500 - 10.999	27	$3,772,136.60	7.03	10.778	358	72.81	552
11.000 - 11.499	16	$1,519,689.96	2.83	11.261	358	65.99	546
11.500 - 11.840	4	$409,676.43	0.76	11.714	358	69.22	520
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Maximum Mortgage Rates (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
13.740 - 13.999	1	$143,875.78	0.27	6.740	359	80.00	769
14.000 - 14.499	8	$1,699,251.11	3.17	7.334	358	69.44	634
14.500 - 14.999	14	$2,913,948.05	5.43	7.766	358	74.28	623
15.000 - 15.499	32	$6,484,195.07	12.09	8.275	356	71.89	593
15.500 - 15.999	58	$11,921,609.47	22.22	8.781	358	78.43	598
16.000 - 16.499	60	$10,661,456.65	19.87	9.287	358	79.11	586
16.500 - 16.999	61	$9,351,791.19	17.43	9.757	355	74.33	572
17.000 - 17.499	39	$4,767,052.52	8.89	10.195	358	71.49	559
17.500 - 17.999	27	$3,772,136.60	7.03	10.778	358	72.81	552
18.000 - 18.499	16	$1,519,689.96	2.83	11.261	358	65.99	546
18.500 - 18.840	4	$409,676.43	0.76	11.714	358	69.22	520
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Original Combined LTV (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 49.99	540	$62,475,147.36	8.21	8.120	313	38.82	623
50.00 - 54.99	195	$25,270,160.47	3.32	8.222	334	52.31	607
55.00 - 59.99	218	$31,417,571.24	4.13	8.162	325	57.32	613
60.00 - 64.99	274	$42,402,150.19	5.57	8.285	323	62.33	614
65.00 - 69.99	362	$61,601,358.03	8.10	8.421	340	66.91	603
70.00 - 74.99	486	$74,600,607.10	9.81	8.688	341	71.43	598
75.00 - 79.99	516	$91,698,274.56	12.06	8.472	339	76.41	612
80.00	518	$86,287,420.63	11.34	8.733	342	80.00	599
80.01 - 84.99	151	$26,567,851.05	3.49	8.204	334	83.38	633
85.00 - 89.99	379	$69,441,245.48	9.13	8.548	345	86.04	617
90.00 - 94.99	423	$83,640,130.68	11.00	8.549	346	90.47	623
95.00 - 99.99	185	$38,418,914.88	5.05	8.835	345	95.59	640
100.00	338	$66,840,606.02	8.79	9.343	340	100.00	640
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Occupancy Type	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	262	$39,714,138.92	5.22	9.199	344	70.43	641
Primary	4,323	$720,947,298.77	94.78	8.524	337	76.10	614
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Property Type	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Single Family	3,955	$609,784,406.65	80.17	8.612	334	75.93	614
Two to Four Family	394	$107,717,422.86	14.16	7.953	353	76.72	624
Condominium	167	$26,282,175.84	3.46	8.864	342	74.46	610
Mixed-Use	45	$11,305,664.63	1.49	10.043	358	68.05	641
Five to Eight Family	24	$5,571,767.71	0.73	9.975	353	67.32	650
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Loan Purpose	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,512	$398,382,218.31	52.37	8.543	338	71.47	610
Debt Consolidation	1,444	$259,249,128.35	34.08	8.474	333	79.39	620
Purchase	220	$40,920,463.41	5.38	9.339	356	88.60	628
Rate/Term Refinance	409	$62,109,627.62	8.17	8.506	341	80.24	624
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Documentation Program	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Income Verification	3,224	$487,568,087.88	64.10	8.516	332	74.78	611
Limited Income Verification	403	$73,412,613.18	9.65	8.483	349	79.03	621
Self Employed No Income Verification	704	$153,481,165.11	20.18	8.714	344	78.99	624
Stated Income	254	$46,199,571.52	6.07	8.616	351	71.03	631
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Risk Grade	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	2,849	$486,590,184.27	63.97	8.259	333	77.57	637
A1	717	$129,098,633.25	16.97	8.725	345	78.71	592
A2	292	$46,168,599.08	6.07	9.018	346	72.05	578
B1	173	$22,681,763.87	2.98	9.327	346	67.88	566
B2	185	$26,178,254.91	3.44	9.231	347	66.92	564
C	227	$29,033,156.17	3.82	9.816	343	65.93	554
D1	102	$15,626,556.26	2.05	9.946	351	60.84	565
D2	40	$5,284,289.88	0.69	10.551	359	51.89	580
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Loan Type	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed Rate	2,678	$375,161,564.09	49.32	8.571	316	72.85	624
Stepped Fixed 40yr Rate Reduction	51	$8,380,273.65	1.10	9.989	359	58.16	563
Stepped Fixed 40Yr	1,376	$293,426,500.20	38.58	8.391	358	79.84	609
Stepped Fixed 50Yr	101	$21,869,926.68	2.88	7.885	359	86.33	671
Fixed Rate IO	3	$1,060,500.00	0.14	7.671	359	86.06	643
Fixed Rate Reduction	56	$7,117,990.24	0.94	10.214	342	57.71	572
2-28 ARMs	97	$18,939,759.51	2.49	9.134	356	75.41	577
3-27 ARMs	222	$34,537,423.32	4.54	9.310	358	74.84	589
3-27 ARM IO	1	$167,500.00	0.02	7.840	358	100.00	680
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

State	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	18	$1,455,015.01	0.19	9.738	335	76.51	571
Arizona	94	$13,060,084.89	1.72	8.090	333	71.10	639
Arkansas	4	$445,472.73	0.06	10.473	359	81.48	609
California	115	$25,507,389.28	3.35	8.059	343	69.63	634
Colorado	28	$4,524,601.07	0.59	8.704	335	81.90	640
Connecticut	123	$23,878,939.59	3.14	8.509	341	73.79	616
Delaware	50	$6,938,851.37	0.91	8.721	315	76.26	622
Florida	513	$81,197,541.40	10.67	8.559	341	75.62	606
Georgia	195	$24,574,265.48	3.23	9.386	324	83.46	615
Idaho	3	$455,556.18	0.06	7.423	360	82.86	684
Illinois	268	$42,916,756.65	5.64	8.899	339	78.65	609
Indiana	11	$827,635.64	0.11	9.860	334	82.46	600
Kansas	4	$546,907.98	0.07	9.261	333	79.92	613
Kentucky	17	$1,675,735.28	0.22	9.721	343	82.63	596
Louisiana	19	$1,973,559.61	0.26	9.100	330	77.63	602
Maine	21	$2,435,725.42	0.32	9.315	357	70.70	577
Maryland	239	$39,086,529.20	5.14	8.760	345	70.90	610
Massachusetts	91	$18,909,862.00	2.49	8.697	339	71.63	622
Michigan	68	$6,142,256.81	0.81	9.555	343	80.94	596
Minnesota	30	$3,999,012.94	0.53	9.388	334	76.90	604
Missouri	78	$8,593,931.21	1.13	9.047	325	80.28	621
Montana	1	$43,168.98	0.01	10.990	358	80.00	522
Nebraska	1	$157,483.53	0.02	11.340	359	75.00	521
Nevada	37	$6,801,936.87	0.89	8.268	341	78.87	619
New Hampshire	52	$8,483,715.49	1.12	8.598	326	74.83	622
New Jersey	238	$50,426,565.83	6.63	9.063	344	74.01	604
New Mexico	47	$5,035,603.74	0.66	9.132	270	78.86	638
New York	725	$196,123,978.62	25.78	7.813	348	75.00	622
North Carolina	183	$23,074,013.82	3.03	9.451	326	81.40	615
Ohio	203	$18,938,453.25	2.49	9.196	327	79.12	611
Oklahoma	50	$3,699,843.39	0.49	9.000	276	82.40	628
Oregon	28	$4,076,720.25	0.54	7.946	341	76.00	618
Pennsylvania	312	$35,839,232.44	4.71	8.850	337	75.43	601
Rhode Island	33	$5,855,483.64	0.77	8.934	353	73.56	595
South Carolina	104	$12,871,146.83	1.69	9.321	307	82.16	622
Tennessee	43	$5,861,239.62	0.77	8.803	303	79.91	639
Texas	87	$10,615,252.81	1.40	9.054	317	78.22	599
Utah	2	$129,716.83	0.02	9.837	303	88.02	673
Vermont	35	$4,335,314.44	0.57	9.060	295	69.91	644
Virginia	227	$32,505,725.79	4.27	8.607	328	73.18	615
Washington	66	$11,199,327.64	1.47	8.258	322	79.35	648
Wisconsin	117	$14,535,746.02	1.91	9.154	327	82.04	614
Wyoming	5	$906,138.12	0.12	8.587	324	76.43	635
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Original Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
None	1,544	$231,973,876.60	30.50	9.117	334	75.92	609
12	786	$203,539,657.31	26.76	7.918	347	75.79	618
18	1	$235,943.83	0.03	10.940	358	80.00	566
24	96	$16,803,046.11	2.21	8.969	353	77.07	586
30	62	$13,266,642.41	1.74	9.058	336	83.05	620
36	2,096	$294,842,271.43	38.76	8.515	332	75.33	621
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Range of Credit Scores	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
400 - 499	126	$16,941,488.35	2.23	9.890	353	63.33	484
500 - 524	345	$46,247,261.20	6.08	9.991	352	69.88	513
525 - 549	421	$57,106,623.81	7.51	9.562	343	70.49	535
550 - 574	612	$99,107,520.71	13.03	9.052	347	72.95	561
575 - 599	542	$95,353,420.58	12.54	8.863	346	78.04	588
600 - 624	641	$115,419,142.60	15.17	8.487	341	78.12	612
625 - 649	658	$119,476,331.28	15.71	8.248	339	80.24	637
650 - 674	440	$79,666,037.31	10.47	7.999	331	79.38	661
675 - 699	274	$45,061,221.90	5.92	7.843	327	77.57	686
700+	511	$84,528,204.15	11.11	7.337	308	72.35	743
None	15	$1,754,185.80	0.23	9.527	339	71.47	N/A
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Lien Status	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	4,271	$738,313,363.41	97.06	8.510	339	75.75	615
Second Lien	314	$22,348,074.28	2.94	10.194	292	77.90	640
Total	4,585	$760,661,437.69	100.00	8.559	337	75.81	616

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	320	$53,644,682.83	100.00	9.243	357	75.12	585
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	320	$53,644,682.83	100.00	9.243	357	75.12	585
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Next Rate Change Date	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
12/01/08	15	$3,237,529.09	6.04	9.190	357	69.74	575
01/01/09	45	$8,283,452.35	15.44	9.174	353	77.58	580
02/01/09	31	$6,179,883.07	11.52	9.019	359	75.51	576
03/01/09	6	$1,238,895.00	2.31	9.292	360	75.16	560
12/01/09	43	$7,040,850.77	13.12	9.231	357	68.79	591
12/06/09	1	$167,500.00	0.31	7.840	358	100.00	680
01/01/10	97	$13,726,909.05	25.59	9.607	358	77.37	587
02/01/10	72	$12,053,113.50	22.47	9.087	359	75.68	591
03/01/10	10	$1,716,550.00	3.20	8.820	360	73.56	574
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

DESCRIPTION OF THE COLLATERAL

GROUP I Mortgage Loans
As of March 1, 2007*

		Minimum	Maximum
Scheduled Principal Balance	$53,644,683	$39,961	$588,700
Average Scheduled Principal Balance	$167,640
Number of Mortgage Loans	320

Weighted Average Gross Coupon	9.243%	6.740%	11.840%
Weighted Average FICO Score	585	449	770
Weighted Average Combined Original LTV	75.12%	17.45%	100.00%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	178 months	360 months
Weighted Average Seasoning	2 months	0 months	3 months

Weighted Average Gross Margin	5.035%	2.690%	7.740%
Weighted Average Minimum Interest Rate	9.243%	6.740%	11.840%
Weighted Average Maximum Interest Rate	16.243%	13.740%	18.840%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.00%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	30 months	21 months	36 months

Maturity Date		Jan. 1, 2022	Mar. 1, 2037
Maximum Zip Code Concentration	07666	1.52%

ARM	100.00%	Full Income Verification	56.22%
Fixed Rate	0.00%	Limited Income Verification	8.09%
		Self Employed No Income Verification	25.07%
2-28 ARMs	35.31%	Stated Income	10.62%
3-27 ARMs	64.38%
3-27 ARM IO	0.31%	Cash Out Refinance	60.70%
		Debt Consolidation	17.82%
Interest Only	0.31%	Purchase	18.80%
Not Interest Only	99.69%	Rate/Term Refinance	2.68%

Prepay Penalty: None	50.88%	Single Family	80.44%
Prepay Penalty: 12 months	4.68%	Two to Four Family	15.44%
Prepay Penalty: 24 months	20.71%	Condominium	4.11%
Prepay Penalty: 30 months	0.36%
Prepay Penalty: 36 months	23.38%	Non-owner	12.52%
		Primary	87.48%
First Lien	100.00%
Second Lien	0.00%	Top 5 States:
		Florida	20.99%
		New Jersey	14.28%
		Illinois	8.68%
		Pennsylvania	7.96%
		Maryland	6.20%

* Collateral information presented in these tables is based on actual February 1, 2007 principal balances, after giving effect to all scheduled payments due March 1, 2007.

Range of Debt Ratios (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 5.00	1	$39,985.55	0.07	10.940	359	48.78	526
5.01 -10.00	3	$632,146.42	1.18	9.125	358	56.68	594
10.01 - 15.00	3	$322,599.84	0.60	9.272	359	75.17	604
15.01 - 20.00	14	$2,073,482.43	3.87	8.948	352	74.18	595
20.01 - 25.00	12	$1,195,046.96	2.23	9.584	358	67.66	580
25.01 - 30.00	22	$2,871,263.32	5.35	9.756	358	69.24	558
30.01 - 35.00	31	$4,527,752.60	8.44	9.104	358	76.00	594
35.01 - 40.00	56	$7,783,787.16	14.51	9.267	358	75.18	588
40.01 - 45.00	49	$7,535,432.50	14.05	9.401	358	77.37	575
45.01 - 50.00	73	$15,753,942.38	29.37	9.187	357	79.67	596
50.01 - 55.00	56	$10,909,243.67	20.34	9.139	358	70.29	573
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Original Principal Balances (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	18	$806,104.49	1.50	10.195	358	55.41	571
50,000.01 - 100,000.00	84	$6,154,660.60	11.47	9.635	356	70.56	574
100,000.01 - 150,000.00	74	$9,198,519.44	17.15	9.345	358	74.00	576
150,000.01 - 200,000.00	53	$9,269,208.10	17.28	9.361	358	73.17	578
200,000.01 - 250,000.00	33	$7,394,431.34	13.78	9.372	354	72.69	587
250,000.01 - 300,000.00	15	$4,046,011.50	7.54	9.663	358	80.19	590
300,000.01 - 350,000.00	17	$5,461,558.55	10.18	8.858	358	82.30	578
350,000.01 - 400,000.00	8	$3,035,652.73	5.66	8.665	358	72.73	607
400,000.01 - 450,000.00	11	$4,748,389.78	8.85	8.778	358	76.31	596
450,000.01 - 500,000.00	5	$2,402,033.84	4.48	8.672	358	80.18	610
500,000.01 - 550,000.00	1	$539,412.10	1.01	8.340	359	85.00	553
550,000.01 - 589,000.00	1	$588,700.36	1.10	9.340	359	100.00	658
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Current Principal Balances (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	18	$806,104.49	1.50	10.195	358	55.41	571
50,000.01 - 100,000.00	84	$6,154,660.60	11.47	9.635	356	70.56	574
100,000.01 - 150,000.00	74	$9,198,519.44	17.15	9.345	358	74.00	576
150,000.01 - 200,000.00	53	$9,269,208.10	17.28	9.361	358	73.17	578
200,000.01 - 250,000.00	33	$7,394,431.34	13.78	9.372	354	72.69	587
250,000.01 - 300,000.00	15	$4,046,011.50	7.54	9.663	358	80.19	590
300,000.01 - 350,000.00	17	$5,461,558.55	10.18	8.858	358	82.30	578
350,000.01 - 400,000.00	8	$3,035,652.73	5.66	8.665	358	72.73	607
400,000.01 - 450,000.00	11	$4,748,389.78	8.85	8.778	358	76.31	596
450,000.01 - 500,000.00	5	$2,402,033.84	4.48	8.672	358	80.18	610
500,000.01 - 550,000.00	1	$539,412.10	1.01	8.340	359	85.00	553
550,000.01 - 588,700.36	1	$588,700.36	1.10	9.340	359	100.00	658
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Current Loan Rates (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
6.740 - 6.999	1	$143,875.78	0.27	6.740	359	80.00	769
7.000 - 7.499	8	$1,699,251.11	3.17	7.334	358	69.44	634
7.500 - 7.999	14	$2,913,948.05	5.43	7.766	358	74.28	623
8.000 - 8.499	32	$6,484,195.07	12.09	8.275	356	71.89	593
8.500 - 8.999	58	$11,921,609.47	22.22	8.781	358	78.43	598
9.000 - 9.499	60	$10,661,456.65	19.87	9.287	358	79.11	586
9.500 - 9.999	61	$9,351,791.19	17.43	9.757	355	74.33	572
10.000 - 10.499	39	$4,767,052.52	8.89	10.195	358	71.49	559
10.500 - 10.999	27	$3,772,136.60	7.03	10.778	358	72.81	552
11.000 - 11.499	16	$1,519,689.96	2.83	11.261	358	65.99	546
11.500 - 11.840	4	$409,676.43	0.76	11.714	358	69.22	520
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Original Term to Stated Maturity (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
180 - 180	1	$74,583.55	0.14	8.490	178	63.29	N/A
181 - 240	1	$231,880.32	0.43	9.940	238	75.00	537
241 - 360	318	$53,338,218.96	99.43	9.241	358	75.14	585
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Stated Remaining Term to Stated Maturity (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
178 - 180	1	$74,583.55	0.14	8.490	178	63.29	N/A
181 - 240	1	$231,880.32	0.43	9.940	238	75.00	537
301 - 360	318	$53,338,218.96	99.43	9.241	358	75.14	585
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Months Since Origination (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
None	16	$2,955,445.00	5.51	9.018	360	74.23	568
1	103	$18,232,996.57	33.99	9.064	359	75.62	586
2	143	$22,177,861.40	41.34	9.432	356	77.62	585
3	58	$10,278,379.86	19.16	9.218	357	69.09	586
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Gross Margins (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
2.690 - 2.999	2	$533,591.52	0.99	7.361	359	69.04	649
3.000 - 3.499	9	$2,031,704.62	3.79	7.362	358	71.99	636
3.500 - 3.999	23	$4,245,274.90	7.91	8.025	358	71.83	607
4.000 - 4.499	36	$7,577,664.99	14.13	8.488	357	72.15	596
4.500 - 4.999	66	$12,848,657.00	23.95	8.957	358	76.99	590
5.000 - 5.499	66	$10,883,254.31	20.29	9.490	358	78.40	584
5.500 - 5.999	61	$9,270,905.68	17.28	9.981	355	74.17	567
6.000 - 6.499	31	$3,127,816.67	5.83	10.532	358	71.87	564
6.500 - 6.999	20	$2,535,549.55	4.73	11.002	358	77.76	539
7.000 - 7.499	4	$463,232.05	0.86	11.496	358	72.98	523
7.500 - 7.740	2	$127,031.54	0.24	11.753	358	72.11	514
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Minimum Mortgage Rates (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
6.740 - 6.999	1	$143,875.78	0.27	6.740	359	80.00	769
7.000 - 7.499	8	$1,699,251.11	3.17	7.334	358	69.44	634
7.500 - 7.999	14	$2,913,948.05	5.43	7.766	358	74.28	623
8.000 - 8.499	32	$6,484,195.07	12.09	8.275	356	71.89	593
8.500 - 8.999	58	$11,921,609.47	22.22	8.781	358	78.43	598
9.000 - 9.499	60	$10,661,456.65	19.87	9.287	358	79.11	586
9.500 - 9.999	61	$9,351,791.19	17.43	9.757	355	74.33	572
10.000 - 10.499	39	$4,767,052.52	8.89	10.195	358	71.49	559
10.500 - 10.999	27	$3,772,136.60	7.03	10.778	358	72.81	552
11.000 - 11.499	16	$1,519,689.96	2.83	11.261	358	65.99	546
11.500 - 11.840	4	$409,676.43	0.76	11.714	358	69.22	520
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Maximum Mortgage Rates (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
13.740 - 13.999	1	$143,875.78	0.27	6.740	359	80.00	769
14.000 - 14.499	8	$1,699,251.11	3.17	7.334	358	69.44	634
14.500 - 14.999	14	$2,913,948.05	5.43	7.766	358	74.28	623
15.000 - 15.499	32	$6,484,195.07	12.09	8.275	356	71.89	593
15.500 - 15.999	58	$11,921,609.47	22.22	8.781	358	78.43	598
16.000 - 16.499	60	$10,661,456.65	19.87	9.287	358	79.11	586
16.500 - 16.999	61	$9,351,791.19	17.43	9.757	355	74.33	572
17.000 - 17.499	39	$4,767,052.52	8.89	10.195	358	71.49	559
17.500 - 17.999	27	$3,772,136.60	7.03	10.778	358	72.81	552
18.000 - 18.499	16	$1,519,689.96	2.83	11.261	358	65.99	546
18.500 - 18.840	4	$409,676.43	0.76	11.714	358	69.22	520
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Original Combined LTV (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 49.99	24	$2,899,757.67	5.41	9.471	358	40.57	572
50.00 - 54.99	18	$1,755,105.01	3.27	9.445	358	52.15	569
55.00 - 59.99	14	$2,684,727.33	5.00	9.163	358	57.03	554
60.00 - 64.99	19	$3,080,032.96	5.74	9.169	354	62.05	577
65.00 - 69.99	40	$6,564,425.45	12.24	9.241	358	66.37	573
70.00 - 74.99	40	$6,441,915.38	12.01	9.573	358	71.36	562
75.00 - 79.99	43	$7,071,318.63	13.18	9.227	354	75.42	573
80.00	45	$7,341,522.55	13.69	9.111	358	80.00	590
80.01 - 84.99	3	$492,232.48	0.92	9.079	359	82.92	554
85.00 - 89.99	23	$5,522,225.32	10.29	8.758	358	85.19	605
90.00 - 94.99	20	$2,265,777.54	4.22	9.441	358	90.00	600
95.00 - 99.99	9	$2,367,406.43	4.41	8.968	358	96.86	621
100.00	22	$5,158,236.08	9.62	9.508	358	100.00	627
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Occupancy Type	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	44	$6,714,265.12	12.52	9.270	358	73.63	612
Primary	276	$46,930,417.71	87.48	9.239	357	75.33	581
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Property Type	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Single Family	264	$43,153,602.93	80.44	9.212	357	74.67	582
Two to Four Family	37	$8,284,860.23	15.44	9.420	358	78.06	592
Condominium	19	$2,206,219.67	4.11	9.179	358	72.84	601
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Loan Purpose	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	197	$32,564,641.82	60.70	9.153	357	70.34	577
Debt Consolidation	55	$9,556,899.26	17.82	9.373	358	75.39	578
Purchase	57	$10,085,020.37	18.80	9.379	357	90.02	616
Rate/Term Refinance	11	$1,438,121.38	2.68	9.460	359	77.10	587
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Documentation Program	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Income Verification	196	$30,157,849.31	56.22	9.381	358	74.93	580
Limited Income Verification	27	$4,341,148.24	8.09	9.038	352	78.86	577
Self Employed No Income Verification	68	$13,447,014.04	25.07	9.061	358	76.18	595
Stated Income	29	$5,698,671.24	10.62	9.097	358	70.79	594
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Risk Grade	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	130	$24,835,627.12	46.30	8.992	357	81.60	599
A1	57	$8,941,444.96	16.67	9.243	357	77.49	575
A2	27	$4,439,929.42	8.28	8.863	358	69.91	580
B1	28	$4,375,998.83	8.16	9.432	358	69.12	570
B2	20	$2,314,252.29	4.31	9.449	358	64.43	569
C	23	$3,324,847.96	6.20	9.814	358	66.60	560
D1	27	$4,472,680.97	8.34	10.041	358	62.33	568
D2	8	$939,901.28	1.75	10.481	358	51.16	590
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Loan Type	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
2-28 ARMs	97	$18,939,759.51	35.31	9.134	356	75.41	577
3-27 ARMs	222	$34,537,423.32	64.38	9.310	358	74.84	589
3-27 ARM IO	1	$167,500.00	0.31	7.840	358	100.00	680
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

State	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	1	$63,724.61	0.12	10.490	359	85.00	570
Arizona	2	$387,183.30	0.72	7.871	358	70.57	672
Connecticut	15	$3,030,736.18	5.65	9.368	349	71.73	552
Delaware	3	$565,358.77	1.05	8.740	359	89.83	590
Florida	56	$11,259,400.64	20.99	8.761	358	78.86	594
Georgia	8	$1,098,205.05	2.05	9.809	359	80.68	573
Illinois	26	$4,658,907.05	8.68	9.042	358	76.79	594
Indiana	1	$49,891.07	0.09	7.640	357	30.30	629
Kentucky	2	$358,079.55	0.67	10.773	358	78.96	530
Louisiana	2	$221,345.47	0.41	9.689	359	65.97	609
Maine	3	$745,132.86	1.39	9.912	359	72.57	574
Maryland	18	$3,323,698.53	6.20	9.385	358	64.35	574
Massachusetts	11	$2,742,974.41	5.11	9.564	358	75.58	587
Michigan	12	$852,276.04	1.59	10.204	359	76.05	555
Minnesota	3	$370,173.18	0.69	9.959	358	49.54	607
Missouri	6	$587,995.46	1.10	9.798	359	77.31	559
Nevada	1	$389,715.74	0.73	7.590	359	65.00	605
New Hampshire	3	$405,784.58	0.76	9.166	359	67.05	589
New Jersey	29	$7,662,807.43	14.28	9.366	358	76.44	599
New Mexico	1	$79,818.61	0.15	7.440	357	65.04	726
New York	7	$1,480,047.41	2.76	9.088	359	58.14	570
North Carolina	6	$732,159.03	1.36	10.024	358	83.32	545
Ohio	14	$952,734.07	1.78	9.413	358	80.88	595
Pennsylvania	37	$4,268,392.23	7.96	9.168	358	73.45	569
Rhode Island	4	$520,753.09	0.97	9.379	358	69.12	539
South Carolina	2	$221,835.97	0.41	8.992	359	91.71	587
Tennessee	2	$385,903.01	0.72	10.694	358	97.51	585
Texas	8	$931,133.24	1.74	9.448	344	72.03	558
Vermont	1	$116,122.85	0.22	10.940	357	75.00	534
Virginia	16	$2,096,695.22	3.91	9.382	358	68.80	579
Wisconsin	20	$3,085,698.18	5.75	9.475	358	81.39	600
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Original Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
None	145	$27,294,405.67	50.88	9.396	358	75.04	589
12	11	$2,510,382.46	4.68	9.190	358	65.79	564
24	62	$11,108,142.63	20.71	8.929	355	77.12	575
30	1	$191,088.57	0.36	10.240	358	90.00	551
36	101	$12,540,663.50	23.38	9.183	358	75.17	588
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Range of Credit Scores	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
400 - 499	4	$519,298.96	0.97	10.189	358	71.74	487
500 - 524	33	$4,335,276.11	8.08	10.041	358	70.08	512
525 - 549	51	$7,167,800.76	13.36	9.612	354	67.43	534
550 - 574	78	$13,030,288.08	24.29	9.496	358	70.45	560
575 - 599	53	$9,851,805.88	18.36	9.144	358	80.42	586
600 - 624	39	$7,751,755.34	14.45	8.651	358	73.38	613
625 - 649	30	$5,572,532.20	10.39	8.874	358	82.08	637
650 - 674	15	$3,072,838.16	5.73	9.225	359	89.42	660
675 - 699	6	$838,197.25	1.56	8.566	358	86.55	683
700+	8	$1,336,363.24	2.49	7.972	358	82.11	736
None	3	$168,526.85	0.31	9.533	279	70.11	N/A
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Lien Status	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	320	$53,644,682.83	100.00	9.243	357	75.12	585
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000	320	$53,644,682.83	100.00	9.243	357	75.12	585
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	320	$53,644,682.83	100.00	9.243	357	75.12	585
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

Next Rate Change Date	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
12/01/08	15	$3,237,529.09	6.04	9.190	357	69.74	575
01/01/09	45	$8,283,452.35	15.44	9.174	353	77.58	580
02/01/09	31	$6,179,883.07	11.52	9.019	359	75.51	576
03/01/09	6	$1,238,895.00	2.31	9.292	360	75.16	560
12/01/09	43	$7,040,850.77	13.12	9.231	357	68.79	591
12/06/09	1	$167,500.00	0.31	7.840	358	100.00	680
01/01/10	97	$13,726,909.05	25.59	9.607	358	77.37	587
02/01/10	72	$12,053,113.50	22.47	9.087	359	75.68	591
03/01/10	10	$1,716,550.00	3.20	8.820	360	73.56	574
Total	320	$53,644,682.83	100.00	9.243	357	75.12	585

DESCRIPTION OF THE COLLATERAL

GROUP II Mortgage Loans
As of March 1, 2007*

		Minimum	Maximum
Scheduled Principal Balance	$707,016,755	$24,637	$1,086,456
Average Scheduled Principal Balance	$165,772
Number of Mortgage Loans	4,265

Weighted Average Gross Coupon	8.507%	5.940%	13.940%
Weighted Average FICO Score	618	420	869
Weighted Average Combined Original LTV	75.86%	9.33%	100.00%

Weighted Average Original Term	337 months	60 months	360 months
Weighted Average Stated Remaining Term	336 months	57 months	360 months
Weighted Average Seasoning	1 month	0 months	4 months

Maturity Date		Dec. 1, 2011	Mar 15, 2037
Maximum Zip Code Concentration	11207	0.83%

Adjustable Rate	0.00%	Full Income Verification	64.70%
Fixed Rate	100.00%	Limited Income Verification	9.77%
		Self Employed No Income Verification	19.81%
Fixed Rate	53.06%	Stated Income	5.73%
Stepped Fixed 40yr Rate Reduction	1.19%
Stepped Fixed 40Yr	41.50%	Cash Out Refinance	51.74%
Stepped Fixed 50Yr	3.09%	Debt Consolidation	35.32%
Fixed Rate IO	0.15%	Purchase	4.36%
Fixed Rate Reduction	1.01%	Rate/Term Refinance	8.58%

Interest Only	0.15%	Single Family	80.14%
Not Interest Only	99.85%	Two to Four Family	14.06%
		Condominium	3.41%
Prepay Penalty: None	28.95%	Mixed-Use	1.60%
Prepay Penalty: 12 months	28.43%	Five to Eight Family	0.79%
Prepay Penalty: 18 months	0.03%
Prepay Penalty: 24 months	0.81%	Non-owner	4.67%
Prepay Penalty: 30 months	1.85%	Primary	95.33%
Prepay Penalty: 36 months	39.93%
		Top 5 States:
First Lien	96.84%	New York	27.53%
Second Lien	3.16%	Florida	9.89%
		New Jersey	6.05%
		Illinois	5.41%
		Maryland	5.06%

* Collateral information presented in these tables is based on actual February 1, 2007 principal balances, after giving effect to all scheduled payments due March 1, 2007.

Range of Debt Ratios (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	3	$269,066.79	0.04	8.193	275	33.46	639
0.01 - 5.00	4	$703,102.06	0.10	9.411	358	59.18	635
5.01 - 10.00	14	$2,142,365.94	0.30	7.564	353	58.27	608
10.01 - 15.00	45	$6,685,104.00	0.95	8.426	337	73.48	633
15.01 - 20.00	97	$11,447,560.41	1.62	8.689	323	66.75	627
20.01 - 25.00	195	$23,280,793.74	3.29	8.598	320	70.23	621
25.01 - 30.00	295	$36,963,995.64	5.23	8.710	319	73.98	619
30.01 - 35.00	495	$78,863,251.73	11.15	8.543	331	75.52	627
35.01 - 40.00	596	$96,246,837.06	13.61	8.537	334	73.89	616
40.01 - 45.00	697	$116,095,145.11	16.42	8.559	336	75.99	620
45.01 - 50.00	1,089	$194,086,164.94	27.45	8.546	343	80.21	618
50.01 - 55.00	735	$140,233,367.44	19.83	8.301	339	74.01	611
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Range of Original Principal Balances ($)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	330	$14,124,822.64	2.00	10.056	284	63.47	612
50,000.01 - 100,000.00	1,248	$93,663,623.23	13.25	9.251	305	70.32	612
100,000.01 - 150,000.00	930	$115,877,935.66	16.39	8.864	324	73.21	611
150,000.01 - 200,000.00	566	$98,401,977.40	13.92	8.656	333	73.33	612
200,000.01 - 250,000.00	396	$88,418,558.51	12.51	8.437	344	74.87	618
250,000.01 - 300,000.00	257	$70,923,357.59	10.03	8.270	347	76.49	618
300,000.01 - 350,000.00	156	$50,605,247.64	7.16	8.440	350	79.59	617
350,000.01 - 400,000.00	120	$44,768,111.36	6.33	8.092	351	79.14	619
400,000.01 - 450,000.00	98	$41,697,379.86	5.90	7.701	356	80.92	628
450,000.01 - 500,000.00	70	$33,407,903.73	4.73	7.705	357	83.36	637
500,000.01 - 550,000.00	47	$24,922,541.23	3.53	7.782	357	83.46	625
550,000.01 - 600,000.00	21	$12,176,060.03	1.72	7.963	358	89.72	620
600,000.01 - 650,000.00	14	$8,763,462.54	1.24	7.568	358	86.02	652
650,000.01 - 700,000.00	4	$2,699,012.38	0.38	7.797	359	83.65	623
700,000.01 - 750,000.00	4	$2,926,701.82	0.41	8.538	313	91.26	638
750,000.01 - 800,000.00	1	$775,000.00	0.11	5.990	360	73.81	625
800,000.01 - 950,000.00	1	$825,000.00	0.12	7.440	360	75.00	681
950,000.01 - 1,050,000.00	1	$953,603.09	0.13	6.400	178	60.95	770
1,050,000.01 - 1,087,500.00	1	$1,086,456.15	0.15	6.190	359	75.00	758
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Range of Current Principal Balances ($)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	331	$14,174,569.77	2.00	10.057	284	63.50	611
50,000.01 - 100,000.00	1,250	$93,909,024.70	13.28	9.249	305	70.33	612
100,000.01 - 150,000.00	929	$115,880,219.56	16.39	8.861	324	73.19	612
150,000.01 - 200,000.00	564	$98,104,544.90	13.88	8.660	334	73.35	612
200,000.01 - 250,000.00	397	$88,668,109.39	12.54	8.431	343	74.92	618
250,000.01 - 300,000.00	257	$70,973,163.11	10.04	8.274	347	76.52	618
300,000.01 - 350,000.00	157	$51,004,709.27	7.21	8.429	348	79.47	618
350,000.01 - 400,000.00	118	$44,069,293.33	6.23	8.104	352	79.17	618
400,000.01 - 450,000.00	98	$41,697,379.86	5.90	7.701	356	80.92	628
450,000.01 - 500,000.00	70	$33,407,903.73	4.73	7.705	357	83.36	637
500,000.01 - 550,000.00	47	$24,922,541.23	3.53	7.782	357	83.46	625
550,000.01 - 600,000.00	21	$12,176,060.03	1.72	7.963	358	89.72	620
600,000.01 - 650,000.00	14	$8,763,462.54	1.24	7.568	358	86.02	652
650,000.01 - 700,000.00	4	$2,699,012.38	0.38	7.797	359	83.65	623
700,000.01 - 750,000.00	4	$2,926,701.82	0.41	8.538	313	91.26	638
750,000.01 - 800,000.00	1	$775,000.00	0.11	5.990	360	73.81	625
800,000.01 - 950,000.00	1	$825,000.00	0.12	7.440	360	75.00	681
950,000.01 - 1,050,000.00	1	$953,603.09	0.13	6.400	178	60.95	770
1,050,000.01 - 1,086,456.15	1	$1,086,456.15	0.15	6.190	359	75.00	758
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Range of Current Loan Rates (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
5.940 - 5.999	85	$19,994,882.34	2.83	5.984	319	64.79	687
6.000 - 6.499	122	$33,486,016.67	4.74	6.310	329	70.26	692
6.500 - 6.999	346	$75,553,727.79	10.69	6.842	328	70.01	660
7.000 - 7.499	294	$60,894,644.48	8.61	7.296	336	73.93	652
7.500 - 7.999	509	$100,383,110.55	14.20	7.794	331	74.86	632
8.000 - 8.499	389	$71,617,688.36	10.13	8.292	342	76.00	617
8.500 - 8.999	584	$91,889,146.71	13.00	8.803	337	79.28	608
9.000 - 9.499	439	$71,319,161.92	10.09	9.285	345	80.55	590
9.500 - 9.999	542	$80,872,666.95	11.44	9.795	339	79.47	585
10.000 - 10.499	366	$44,969,796.13	6.36	10.276	339	78.48	577
10.500 - 10.999	296	$33,099,742.23	4.68	10.744	342	76.49	563
11.000 - 11.499	145	$12,545,621.07	1.77	11.245	341	74.60	558
11.500 - 11.999	99	$7,609,254.35	1.08	11.750	331	72.88	569
12.000 - 12.499	24	$1,607,411.00	0.23	12.249	334	76.54	580
12.500 - 12.999	18	$871,821.49	0.12	12.767	327	90.12	611
13.000 - 13.499	4	$182,616.38	0.03	13.219	306	99.14	619
13.500 - 13.940	3	$119,446.44	0.02	13.718	357	87.80	586
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Range of Original Term to Stated Maturity (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
60 - 180	545	$55,359,615.23	7.83	8.020	157	68.19	664
181 - 240	203	$21,016,711.31	2.97	8.832	228	71.24	630
241 - 360	3,517	$630,640,428.32	89.20	8.539	355	76.69	614
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Range of Stated Remaining Term to Stated Maturity (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	8	$528,934.96	0.07	8.209	58	63.10	709
61 - 120	107	$8,684,404.36	1.23	8.169	106	67.83	668
121 - 180	430	$46,146,275.91	6.53	7.990	167	68.31	663
181 - 240	203	$21,016,711.31	2.97	8.832	228	71.24	630
241 - 300	121	$15,284,345.27	2.16	8.648	280	74.47	643
301 - 360	3,396	$615,356,083.05	87.04	8.536	357	76.74	613
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Months Since Origination (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
None	535	$85,400,711.00	12.08	8.380	333	75.39	621
1	1,619	$279,866,777.65	39.58	8.401	338	76.40	622
2	1,668	$266,287,937.25	37.66	8.584	334	74.69	615
3	442	$75,268,270.89	10.65	8.773	338	78.48	609
4	1	$193,058.07	0.03	8.840	356	90.00	717
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Range of Original Combined LTV (%)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 49.99	516	$59,575,389.69	8.43	8.054	311	38.74	626
50.00 - 54.99	177	$23,515,055.46	3.33	8.131	332	52.33	609
55.00 - 59.99	204	$28,732,843.91	4.06	8.069	322	57.35	619
60.00 - 64.99	255	$39,322,117.23	5.56	8.215	321	62.35	617
65.00 - 69.99	322	$55,036,932.58	7.78	8.323	338	66.97	607
70.00 - 74.99	446	$68,158,691.72	9.64	8.604	339	71.43	601
75.00 - 79.99	473	$84,626,955.93	11.97	8.409	338	76.50	616
80.00	473	$78,945,898.08	11.17	8.698	341	80.00	600
80.01 - 84.99	148	$26,075,618.57	3.69	8.187	333	83.39	635
85.00 - 89.99	356	$63,919,020.16	9.04	8.530	343	86.11	618
90.00 - 94.99	403	$81,374,353.14	11.51	8.524	346	90.48	624
95.00 - 99.99	176	$36,051,508.45	5.10	8.827	344	95.51	641
100.00	316	$61,682,369.94	8.72	9.330	338	100.00	642
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Occupancy Status	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	218	$32,999,873.80	4.67	9.184	341	69.78	647
Primary	4,047	$674,016,881.06	95.33	8.474	336	76.16	617
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Property Type	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Single Family	3,691	$566,630,803.72	80.14	8.567	332	76.02	616
Two to Four Family	357	$99,432,562.63	14.06	7.831	353	76.60	626
Condominium	148	$24,075,956.17	3.41	8.835	341	74.61	611
Mixed-Use	45	$11,305,664.63	1.60	10.043	358	68.05	641
Five to Eight Family	24	$5,571,767.71	0.79	9.975	353	67.32	650
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Loan Purpose	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	2,315	$365,817,576.49	51.74	8.488	336	71.57	613
Debt Consolidation	1,389	$249,692,229.09	35.32	8.439	332	79.55	621
Purchase	163	$30,835,443.04	4.36	9.326	356	88.13	631
Rate/Term Refinance	398	$60,671,506.24	8.58	8.484	340	80.32	625
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Documentation Program	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Income Verification	3,028	$457,410,238.57	64.70	8.459	331	74.77	613
Limited Income Verification	376	$69,071,464.94	9.77	8.448	349	79.04	624
Self Employed No Income Verification	636	$140,034,151.07	19.81	8.680	342	79.26	627
Stated Income	225	$40,500,900.28	5.73	8.548	350	71.06	636
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Risk Grade	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
A+	2,719	$461,754,557.15	65.31	8.219	332	77.36	639
A1	660	$120,157,188.29	16.99	8.686	344	78.80	593
A2	265	$41,728,669.66	5.90	9.034	344	72.28	578
B1	145	$18,305,765.04	2.59	9.302	343	67.59	565
B2	165	$23,864,002.62	3.38	9.209	346	67.16	564
C	204	$25,708,308.21	3.64	9.816	341	65.84	554
D1	75	$11,153,875.29	1.58	9.908	348	60.25	564
D2	32	$4,344,388.60	0.61	10.566	359	52.05	577
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Product	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Fixed	2,678	$375,161,564.09	53.06	8.571	316	72.85	624
Stepped Fixed 40yr Rate Reduction	51	$8,380,273.65	1.19	9.989	359	58.16	563
Stepped Fixed 40Yr	1,376	$293,426,500.20	41.50	8.391	358	79.84	609
Stepped Fixed 50Yr	101	$21,869,926.68	3.09	7.885	359	86.33	671
Fixed Rate IO	3	$1,060,500.00	0.15	7.671	359	86.06	643
Fixed Rate Reduction	56	$7,117,990.24	1.01	10.214	342	57.71	572
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

State	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	17	$1,391,290.40	0.20	9.704	334	76.12	571
Arizona	92	$12,672,901.59	1.79	8.096	332	71.12	638
Arkansas	4	$445,472.73	0.06	10.473	359	81.48	609
California	115	$25,507,389.28	3.61	8.059	343	69.63	634
Colorado	28	$4,524,601.07	0.64	8.704	335	81.90	640
Connecticut	108	$20,848,203.41	2.95	8.384	340	74.09	625
Delaware	47	$6,373,492.60	0.90	8.719	311	75.05	625
Florida	457	$69,938,140.76	9.89	8.527	338	75.10	608
Georgia	187	$23,476,060.43	3.32	9.366	322	83.59	617
Idaho	3	$455,556.18	0.06	7.423	360	82.86	684
Illinois	242	$38,257,849.60	5.41	8.882	337	78.88	611
Indiana	10	$777,744.57	0.11	10.002	333	85.80	598
Kansas	4	$546,907.98	0.08	9.261	333	79.92	613
Kentucky	15	$1,317,655.73	0.19	9.435	338	83.63	614
Louisiana	17	$1,752,214.14	0.25	9.025	327	79.10	602
Maine	18	$1,690,592.56	0.24	9.053	356	69.88	579
Maryland	221	$35,762,830.67	5.06	8.702	344	71.50	613
Massachusetts	80	$16,166,887.59	2.29	8.550	336	70.96	628
Michigan	56	$5,289,980.77	0.75	9.450	341	81.73	602
Minnesota	27	$3,628,839.76	0.51	9.330	332	79.69	604
Missouri	72	$8,005,935.75	1.13	8.992	323	80.50	626
Montana	1	$43,168.98	0.01	10.990	358	80.00	522
Nebraska	1	$157,483.53	0.02	11.340	359	75.00	521
Nevada	36	$6,412,221.13	0.91	8.309	340	79.72	620
New Hampshire	49	$8,077,930.91	1.14	8.570	324	75.22	624
New Jersey	209	$42,763,758.40	6.05	9.009	342	73.57	605
New Mexico	46	$4,955,785.13	0.70	9.159	268	79.09	637
New York	718	$194,643,931.21	27.53	7.803	348	75.13	622
North Carolina	177	$22,341,854.79	3.16	9.433	325	81.34	617
Ohio	189	$17,985,719.18	2.54	9.184	325	79.03	612
Oklahoma	50	$3,699,843.39	0.52	9.000	276	82.40	628
Oregon	28	$4,076,720.25	0.58	7.946	341	76.00	618
Pennsylvania	275	$31,570,840.21	4.47	8.807	334	75.70	606
Rhode Island	29	$5,334,730.55	0.75	8.890	353	74.00	601
South Carolina	102	$12,649,310.86	1.79	9.327	306	81.99	623
Tennessee	41	$5,475,336.61	0.77	8.670	299	78.67	642
Texas	79	$9,684,119.57	1.37	9.016	314	78.82	602
Utah	2	$129,716.83	0.02	9.837	303	88.02	673
Vermont	34	$4,219,191.59	0.60	9.008	293	69.77	647
Virginia	211	$30,409,030.57	4.30	8.553	326	73.48	618
Washington	66	$11,199,327.64	1.58	8.258	322	79.35	648
Wisconsin	97	$11,450,047.84	1.62	9.068	319	82.22	617
Wyoming	5	$906,138.12	0.13	8.587	324	76.43	635
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Original Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
None	1,399	$204,679,470.93	28.95	9.080	331	76.04	612
12	775	$201,029,274.85	28.43	7.902	347	75.91	619
18	1	$235,943.83	0.03	10.940	358	80.00	566
24	34	$5,694,903.48	0.81	9.047	350	76.98	607
30	61	$13,075,553.84	1.85	9.041	336	82.95	621
36	1,995	$282,301,607.93	39.93	8.485	331	75.34	622
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Range of Credit Scores	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
400 - 499	122	$16,422,189.39	2.32	9.880	352	63.06	484
500 - 524	312	$41,911,985.09	5.93	9.986	351	69.86	513
525 - 549	370	$49,938,823.05	7.06	9.555	341	70.93	536
550 - 574	534	$86,077,232.63	12.17	8.984	345	73.33	561
575 - 599	489	$85,501,614.70	12.09	8.831	345	77.77	588
600 - 624	602	$107,667,387.26	15.23	8.475	340	78.46	612
625 - 649	628	$113,903,799.08	16.11	8.218	338	80.15	637
650 - 674	425	$76,593,199.15	10.83	7.950	329	78.98	661
675 - 699	268	$44,223,024.65	6.25	7.830	326	77.40	686
700+	503	$83,191,840.91	11.77	7.327	307	72.19	744
None	12	$1,585,658.95	0.22	9.527	346	71.61	N/A
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Lien Status	# of Loans	Current Principal Balance	% by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term (Months)	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,951	$684,668,680.58	96.84	8.452	337	75.79	617
Second Lien	314	$22,348,074.28	3.16	10.194	292	77.90	640
Total	4,265	$707,016,754.86	100.00	8.507	336	75.86	618

Rating Agency Contacts

Standard & Poor’s
Peter Graham	212-438-1599
Truc Bui	212-438-2673

Moody’s
Debashish Chatterjee	212-553-1329